UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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VAALCO ENERGY, INC.

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VAALCO ENERGY, INC. 2020 Proxy Statement |    1

VAALCO ENERGY, INC.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

Dear Fellow Stockholders:

Although we are currently facing unprecedented challenges in our industry, VAALCO has executed on its near-term strategy extremely well over the past 18 months. In 2018, we strengthened VAALCO’s financial position by eliminating all outstanding debt, and we were able to negotiate the extension of our Production Sharing Contract (“PSC”) at our Etame Marin field offshore Gabon. This provided VAALCO the runway necessary to maximize value, grow reserves and increase production from our world-class Etame asset. In the first half of 2019, we were able to remove the $15 million obligation associated with our exit from Angola by completing a settlement agreement for $4.5 million in cash and the elimination of the $3.3 million receivable from Sonangol. This agreement removes all outstanding liabilities and obligations for VAALCO related to Block 5 in Angola. On September 26, 2019, we began trading on the London Stock Exchange under the trading symbol “EGY” which complements our listing on the New York Stock Exchange.

In September of 2019, we began our 2019/2020 drilling program at Etame. This program has been transformational for VAALCO, nearly doubling our production while adding only minimal variable costs. We are also proud to say that throughout the entire drilling campaign, there were no environmental or safety incidents, and we were able to execute the entire drilling program on time, within our initial budget and with cash on hand and through operational cash flow.

Notwithstanding our recent successes, the oil and gas industry is in the midst of an unprecedented disruption due to a combination of factors, including the substantial decline in global demand for oil caused by the coronavirus (“COVID-19”) pandemic and subsequent mitigation efforts. While we believe that our operational and financial execution has better positioned VAALCO to weather the near-term uncertainties, these market conditions have significantly impacted us and our outlook globally and we expect that 2020 will be a challenging year for our business. Given the dynamic nature of these events, we cannot reasonably estimate the period of time that the COVID-19 pandemic and related market conditions will persist, the full extent of the impact they will have on our business, financial condition, results of operations or cash flows or the pace or extent of any subsequent recovery. Despite these challenges, we remain committed to generating long-term value for our stockholders by focusing on capital efficiency, controlling costs and optimizing production.

We know that this is a difficult time for many and we are grateful for your continued support. We look forward to engaging with you at our 2020 Annual Meeting.

The Board of Directors remains committed to maintaining high standards of ethical conduct and governance.  We believe clear communications with investors is crucial and look forward to engagement on a wide variety of topics at our 2020 Annual Meeting.

Your vote is important. Even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

On behalf of your Board of Directors, thank you for your continued support of and interest in our business.

Signed,

VAALCO ENERGY, INC. 2020 Proxy Statement |    2

The Board of Directors

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VAALCO ENERGY, INC.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of VAALCO Energy, Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders of VAALCO Energy, Inc. (the “Company”) will be held at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas 77042, on Thursday, June 25, 2020, at 9:00 a.m. Central Time (the “Annual Meeting”). We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (“COVID-19”) situation. We are monitoring COVID-19 developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments.

As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we determine that alternative annual meeting arrangements are advisable or required, then we will issue a press release announcing our decision and post additional information on our website at www.VAALCO.com and we encourage you to check this website prior to the meeting if you plan to attend.

The Annual Meeting is being held for the following purposes:

1.	To elect four directors, each for a term of one year;
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2020;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To approve the VAALCO Energy, Inc. 2020 Long Term Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment, postponement or recess thereof, only if you were a stockholder of record at the close of business on April 27, 2020.

We are providing access to our proxy materials over the Internet. To do this, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to in the proxy statement as a Notice. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that the Notice process will allow us to provide the information you need in a timelier manner and will save the cost of printing and mailing documents to you.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of meetings of stockholders on the environment.  A

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stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates that election.

By Order of the Board of Directors,

Andrew L. Fawthrop
Chairman of the Board
Houston, Texas
April 29, 2020

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JUNE 25, 2020, AT 9:00 a.m., CENTRAL DAYLIGHT TIME:

The Proxy Statement and our Annual Report for 2019 are available at www.proxyvote.com.

If you have any questions or need assistance voting your shares, please call our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 11005

Banks and Brokerage Firms, please call: (212) 269-5550

Stockholders, please call toll free: (888)  564-8149

VAALCO ENERGY, INC. 2020 Proxy Statement |    5

VAALCO ENERGY, INC. 2020 Proxy Statement |    6

VAALCO ENERGY, INC.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

We are providing you these proxy materials in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) to be voted at our 2020 Annual Meeting of Stockholders (our “Annual Meeting”), and at any postponement, adjournment or recess of the Annual Meeting. In this proxy statement, VAALCO Energy, Inc. is referred to as the “Company,” “our company,” “we,” “our,” “us” or “VAALCO.”

Matters To Be Voted On

	Item for Business	Board Vote Recommendation	Further Details (Page No.)
1.	Election of four directors	FOR EACH DIRECTOR NOMINEE	15
2.	Ratification of the appointment of independent registered public accounting firm	FOR	31
3.	Advisory resolution on executive compensation	FOR	33
4.	Approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan	FOR	61

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT

YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL.

Governance Principles

The Board of Directors’ Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on VAALCO’s website at www.VAALCO.com. The website makes available all of VAALCO’s corporate governance materials, including Board committee charters. These materials are also available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

The Board of VAALCO is soliciting proxies for the 2020 annual meeting of stockholders and any adjournment, postponement or recess of such meeting.

Time and Date:	9:00 a.m. Central Daylight Time, on June 25, 2020

Location:	Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas 77042*

Record Date:	April 27, 2020

Proxy Materials Distribution Date:	April 29, 2020

Voting Rights:	Each share of common stock is entitled to one vote

Electronic Access to Proxy Materials and Voting:	www.proxyvote.com

*Depending on concerns about the coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding an in-person meeting at an established location in Texas. We would publicly announce a determination to hold a Virtual Annual Meeting in a press release available at www.VAALCO.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Stockholders would be conducted solely virtually, at the above date and time, via live audio webcast.

Items of Business and Voting Recommendations

	Item for Business	Board Vote Recommendation	Further Details (Page No.)
1.	Election of four directors	FOR EACH DIRECTOR NOMINEE	15
2.	Ratification of the appointment of independent registered public accounting firm	FOR	31
3.	Advisory resolution on executive compensation	FOR	34
4.	Approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan	FOR	61

VAALCO ENERGY, INC. 2020 Proxy Statement |    8

Financial and Business Information

We are a Houston, Texas-based independent energy company primarily engaged in the acquisition, development and production of crude oil. Our primary source of revenue has been from a production sharing contract that we have entered into with the Republic of Gabon related to the Etame Marin block located offshore Gabon in West Africa. We also currently own interests in an undeveloped block offshore Equatorial Guinea, West Africa.

With the successful launch of our 2019/2020 drilling program, 2019 represented the beginning of the first phase of growth strategy and a return to converting resources to reserves to deliver value to our stockholders. Key highlights of our business and our performance in 2019 and the first part of 2020 include, among other things:

•

produced 3,476 net revenue interest (“NRI”)(1) barrels of crude oil per day (“BOPD”), or 3,995 working interest (“WI”)(2) BOPD, and sold 1.3 million barrels of crude oil (“MMBO”) in the full year 2019;

•

for the full year 2019, reported net income of $2.6 million ($0.04 per diluted share) and Adjusted Net Income(3) of $18.6 million ($0.31 per diluted share) and generated Adjusted EBITDAX(3) of $37.5 million;

•	successfully drilled and brought the Etame 9H and Etame 11H wells on production at higher-than-expected initial flow rates in December 2019 and January 2020, respectively;

•

successfully drilled 750 feet of horizontal section in good-quality Gamba reservoir at the South East Etame 4H well with first production of 2,200 BOPD gross, 600 BOPD NRI or 680 BOPD WI, in March 2020;

•	estimates 2020 operational breakeven has decreased to approximately $31 per barrel due to a 35% increase in year-over-year production;

•	added 1.1 MMBO proved reserves offset by 0.2 MMBO due to lower average pricing during 2019; and

•	reported unrestricted cash balance of $45.9 million as of December 31, 2019.

___________________________

(1) All NRI production rates and volumes are VAALCO’s 31.1% WI less 13% royalty volumes.

(2) All WI production rates and volumes are VAALCO’s 31.1% WI.

(3) Adjusted EBITDAX and Adjusted Net Income (Loss) are non-GAAP financial measures and are defined and reconciled to the nearest GAAP measure in “Appendix A—Non-GAAP Financial Measures.”

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During the first quarter of 2020, we drilled the remaining appraisal wellbore required to fulfill the terms of the PSC Extension. In addition, we commenced drilling a third development well, which was completed in late March of 2020.

Notwithstanding our recent successes, the oil and gas industry is in the midst of an unprecedented disruption due to a combination of factors, including the substantial decline in global demand for oil caused by the COVID-19 pandemic and subsequent mitigation efforts. While we believe that our operational and financial execution has better positioned VAALCO to weather the near-term uncertainties, these market conditions have significantly impacted us and our outlook globally and we expect that 2020 will be a challenging year for our business.

Proposal No. 1—Election of Directors

Director Nominees

The Board of Directors is asking you to elect the four nominees named below as directors for terms that expire at the 2021 annual meeting of stockholders. The following table provides summary information about the four director nominees. The Board of Directors has nominated two of the existing directors for election at the Annual Meeting. In addition, recognizing a need to refresh the Board of Directors and to bring in diverse perspectives, the Board of Directors has nominated two new independent director nominees for election at the Annual Meeting, including one female director nominee. Each of Mr. Knapp and Mr. Pully will serve the remainder of their current terms. For more information about the director nominees, see page 15.

Name	Director Since	Independence Status	Board Committees
Andrew L. Fawthrop	2014	Independent	Audit, Compensation, Strategic, Nominating and Corporate Governance
Cary M. Bounds	2016	Not Independent	Strategic
George Maxwell	—	Independent	—
Cathy Stubbs	—	Independent	—

If elected, we currently expect that Mr. Maxwell and Ms. Stubbs would each serve on our Audit, Compensation, Strategic and Nominating and Corporate Governance Committees.

Vote Required

The four nominees for election as directors at the Annual Meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors. For this purpose, abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. Accordingly, if you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Auditor Ratification

The Board is asking you to ratify the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For additional information concerning BDO, including the fees billed to us for services provided by BDO during 2019 and 2018, see pages 31 and 32.

Vote Required

The approval of the ratification of the appointment of BDO as the Company’s independent registered public accounting firm requires the vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy at the Annual Meeting. For this proposal, abstentions will have the same effect as votes cast “against” the proposal. Broker non-votes are not applicable to the proposal because your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal.

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Proposal No. 3—Advisory Resolution on Executive Compensation

Say-on-Pay

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 38.

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy at the Annual Meeting. For this proposal, abstentions and broker non-votes will have the same effect as votes cast “against” the proposal.

Proposal No. 4—Approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan

VAALCO Energy, Inc. 2020 Long Term Incentive Plan

The Board is asking you to approve of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “2020 LTIP”). The Board adopted the 2020 LTIP upon the recommendation of the Compensation Committee, subject to stockholder approval. Our Board and our Compensation Committee approved the 2020 LTIP because they believe that the number of shares of common stock currently available under the VAALCO Energy, Inc. 2014 Long Term Incentive Plan (the “2014 LTIP”) is insufficient to meet our current and future equity compensation needs. Stockholder approval of the 2020 LTIP is intended to ensure that the Company has sufficient shares available to attract and retain key employees, key contractors and outside directors, and to further the Company’s growth and development.

For more information on the 2020 LTIP, see page 61.

Vote Required

Pursuant to NYSE listing rules, the approval of the 2020 LTIP requires the affirmative vote of the majority of votes cast in person or by proxy at the Annual Meeting. For this proposal, abstentions are considered votes “cast” under NYSE rules and will have the same effect as votes cast “against” the proposal. Broker non-votes are not considered votes “cast” and will not be taken into account for purposes of determining the approval of the 2020 LTIP.

Voting and Other Procedures Related to the Annual Meeting

Record Date and Persons Entitled to Vote

The Board of Directors has set the close of business on April 27, 2020 as the record date for stockholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 57,456,138 shares of VAALCO common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Procedure to Access Proxy Materials Over the Internet

Your Notice or (if you received paper copies of the proxy materials) your proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxyvote.com.

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How to Vote

The Board encourages you to exercise your right to vote. Your vote is important. Stockholders can vote in person at the Annual Meeting or by proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you are a stockholder of record (you own shares in your name), there are three ways to vote by proxy:

•

By Internet—You may vote over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

•	By telephone—Stockholders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
•	By mail—If you received proxy materials by mail, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

Telephone and Internet voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight time on June 24, 2020.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. The Board recommends that you vote by proxy since it is not practical for most stockholders to attend the Annual Meeting.

If you are a street name stockholder (that is, if your shares are held of record in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or other record holder of your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:

•	for the nominees for directors named in this proxy statement;
•	for ratification of the appointment of the independent registered public accounting firm;
•	for approval of the advisory resolution on executive compensation; and
•	for approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan.

How to Change Your Vote; Revocability of Proxy

If you are a stockholder of record, you may later revoke your proxy instructions by:

•	sending a written statement to that effect to the Corporate Secretary at the address listed on the first page of this proxy statement;
•	voting again by the Internet or telephone (only the last vote cast will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on June 24, 2020;
•	submitting a properly signed proxy with a later date; or
•	voting in person at the Annual Meeting.

If you are a street name stockholder, you may later revoke your proxy instructions by following the procedures provided by your bank, broker or other nominee.

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Quorum

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly vote by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Routine and Non-Routine Matters; Abstentions and Broker Non-Votes

The NYSE permits brokers to vote their customers’ stock held in street name on “routine matters” when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes.”

The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

The election of directors, the advisory vote to approve our executive compensation and the approval of the 2020 LTIP are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

Vote Required for Each Proposal

•

Election of Directors. The four nominees for election as directors at the Annual Meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors. For this purpose, abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. Accordingly, if you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

•

Independent Registered Public Accounting Firm. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the stock present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes cast “against” the proposal. Broker non-votes are not applicable to the proposal to ratify the appointment of the independent auditor because your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal.

•

Named Executive Officer Compensation. Our named executive officer compensation will be considered approved by our stockholders in an advisory manner upon the affirmative vote of a majority of the stock present in person or by proxy at the Annual Meeting. For this purpose, abstentions and broker non-votes will have the same effect as votes cast “against” the proposal. If you own your shares through a broker, you must give the broker instructions to vote your shares in the advisory vote on compensation of our executive officers. Otherwise, your shares will not be voted and will have the same effect as a vote cast “against” this proposal.

•

Approval of the 2020 LTIP. The 2020 LTIP will be considered approved by our stockholders upon the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. For this purpose, abstentions are considered votes “cast” under NYSE rules will have the same effect as votes cast “against” the proposal. Broker non-votes are not considered votes “cast” and will not be taken into account for purposes of determining the approval of the 2020 LTIP. If you own your shares through a broker, you must give the broker instructions to vote your shares on the proposal to approve the 2020 LTIP. Otherwise, your shares will not be voted.

Proxy Solicitation

In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by VAALCO, postings on our website at www.VAALCO.com, advertisements in periodicals, or other media forms. None of our

VAALCO ENERGY, INC. 2020 Proxy Statement |    13

officers or employees will receive any extra compensation for soliciting you. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock. In addition, to assist us with our solicitation efforts, we have retained the services of D.F. King & Co., Inc. for a fee of approximately $5,000, plus out-of-pocket expenses.

Tabulation

Our General Counsel will tabulate and certify the vote at the Annual Meeting.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.VAALCO.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.

List of Stockholders

A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices, 9800 Richmond Avenue, Suite 700, Houston, Texas, 77042. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Overview

At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following individuals for election as directors of the Company to serve for a one-year term beginning at the Annual Meeting and expiring at the 2021 Annual Meeting of Stockholders and until either they are reelected or their successors are elected and qualified:

Andrew L. Fawthrop

Cary M. Bounds

George Maxwell

Cathy Stubbs

Two of the above nominees are currently serving as directors of the Company. Biographical information for each nominee is contained below. No proposed nominee is being nominated for election pursuant to any arrangement or understanding between the nominee and any other person.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons named as proxies on the accompanying proxy card, or their substitutes, will vote for the election of a substitute nominee that the Board of Directors recommends. Only the nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting.

The Board of Directors has nominated two of the existing directors for election at the Annual Meeting.  In addition, recognizing a need to refresh the Board of Directors and to bring in diverse perspectives, the Board of Directors has nominated two new independent director nominees for election at the Annual Meeting, including one female director nominee. Each of Mr. Knapp and Mr. Pully will serve the remainder of their current terms. Effective April 26, 2020, Mr. William R. Thomas resigned from his positions as President and as a member of the Board of Directors.

Director Nominee Information and Qualifications

The following table provides information with respect to each of the current directors of the Company, two of which also constitute nominees, as well as two new independent director nominees who are up for election at the Annual Meeting. Each nominated director will be elected to serve until the next annual meeting of stockholders and thereafter until the earlier of his death or resignation or until his successor is elected and qualified.

Name	Age	Title
Andrew L. Fawthrop	67	Director and Chairman of the Board
Cary M. Bounds	52	Director and Chief Executive Officer
A. John Knapp, Jr. (1)	68	Director
Steven J. Pully (1)	60	Director
George Maxwell	54	Director Nominee
Cathy Stubbs	53	Director Nominee

(1)Mr. Pully and Mr. Knapp will each serve the remainders of their terms.

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The following is a brief description of the background and principal occupation of each director nominee:

Andrew L. Fawthrop — Mr. Fawthrop has served on the Board since October 2014 and as the Chairman of the Board since December 2015. Mr. Fawthrop has deep and broad-based experience in the oil and gas industry, including in West Africa, having served for 37 years with Unocal Corporation and Chevron Corporation (following its acquisition of Unocal in 2005) in a vast number of international leadership positions. Most recently, from January 2009 until his retirement in 2014, Mr. Fawthrop served as Chairman and Managing Director for Chevron Nigeria. Prior to his assignment in Nigeria, Mr. Fawthrop served as President and Managing Director for Unocal/Chevron Bangladesh from 2003 until 2007. In his professional career, Mr. Fawthrop held various positions of increasing responsibility for exploration activities around the world in geographies including China, Egypt, Indonesia, South America, Africa, Latin America and Europe. Mr. Fawthrop served as a Member of the Advisory Board of Eurasia Group. He served as a Director of Hindustan Oil Exploration Co. Ltd. from 2003 to 2005. He was an active member of the United States Azerbaijan Chamber of Commerce, the Asia Society of Texas and the Houston World Affairs Council. Mr. Fawthrop holds a Bachelor of Science in Geology and Chemistry and a Master’s degree in Marine Geology from the University of London.

Mr. Fawthrop’s significant experience in the international E&P industry, particularly his experience in West Africa, provides a valuable resource to the Board. In addition, through his prior leadership roles and activities, he has extensive operational experience and strategy-making abilities with an executive-level perspective and knowledge base that provides a strong platform for the Board.

Cary M. Bounds — Mr. Bounds has been serving as our Chief Executive Officer and as a member of the Board of Directors since December 29, 2016. Prior to that time, he served as our Interim Chief Executive Officer since the effective resignation of our former chief executive officer on September 1, 2016. Mr. Bounds joined VAALCO in July 2015 as our Chief Operating Officer. Mr. Bounds has held a variety of technical and management positions of increasing responsibility with major energy companies as well as independent E&P companies. Prior to joining the Company, Mr. Bounds was Business Unit Manager and Vice President, Noble Energy Equatorial Guinea Limited (“Noble”) from May 2013 until July 2015.  Earlier in his tenure with Noble, Mr. Bounds held the position of North Sea Country Manager from April 2010 until May 2013. Prior to Noble, Mr. Bounds was the global Engineering and Planning Manager for Terralliance Technologies, Inc. and served as their Country Manager in Mozambique from 2007 to 2010. Mr. Bounds was with SM Energy from 2004 to 2007 and held the position of Engineering Manager for their Gulf Coast and Permian regions.  Mr. Bounds spent five years with Dominion E&P serving in corporate development, planning and reservoir engineering positions. Mr. Bounds began his career with ConocoPhillips in 1991 where he held a variety of reservoir and production engineering positions in U.S. onshore regions. Mr. Bounds holds a Bachelor of Science Degree in Petroleum Engineering from Texas A&M University.

Mr. Bounds’ many years of significant experience in the international oil and gas industry strengthens the Board’s collective qualifications, skills and experience. His role with the Company and knowledge and insight with respect to VAALCO’s assets, people and day-to-day operations provide valuable contributions to the Board.

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Cathy Stubbs — Ms. Stubbs has over 30 years of experience in the energy industry. She currently serves as a director of Aspire Holdings, LLC (formerly Endeavour International Corporation), an independent oil and gas exploration and production company in Houston, Texas. Ms. Stubbs has been with Aspire Holdings, LLC since 2004 and has served in numerous roles, including Director Accounting and Financial Controls, Director Treasury and Corporate Development, Vice President and Senior Vice President – Finance and Chief Financial Officer.  In October 2014, while Ms.  Stubbs served as an executive officer, Endeavor International Corporation filed for Chapter 11 bankruptcy protection. Ms. Stubbs was promoted to the position of President and Chief Financial Officer of Aspire Holdings, LLC in  October 2015.

Prior to joining Aspire Holdings, LLC she served as Assistant Controller, Financial Reporting and Corporate Accounting at Devon Energy, Inc. (formerly Ocean Energy, Inc.) from 1997 to 2004. Ms. Stubbs began her career in public accounting with KPMG, an international audit and business strategy consulting firm, where she rose to the title of Audit Manager. Ms. Stubbs is a Certified Public Accountant in the State of Texas and she currently serves on the board of directors of various charity and educational institutions. Ms. Stubbs holds a Bachelor of Business Administration and Master in Professional Accounting from the University of Texas at Austin.

Ms. Stubbs’ significant experience in accounting, finance, risk management and her service in various director and executive roles are expected to provide a valuable resource to the Board.

George Maxwell — Mr. Maxwell has over 25 years of experience in the oil and gas industry, including in both the producing and service/manufacturing arenas. Mr. Maxwell founded Eland Oil & Gas Plc. in 2009 and served as the company’s Chief Executive Officer from September 2014 to December 2019, Chief Financial Officer from 2010 to 2014, and as a member of the board of directors from 2009 to 2019, until the company was acquired by Seplat Petroleum Development Company Pls. on December 17, 2019. Prior to founding Eland Oil & Gas Plc., Mr. Maxwell served as the business development manager for Addax Petroleum and, prior to this, commercial manager in Geneva. Mr. Maxwell joined Addax Petroleum in 2004 and held the general manager position in Nigeria, where he was responsible for finance, and fiscal and commercial activities. Prior to this, Mr. Maxwell worked with ABB Oil & Gas as vice president of finance based in the UK with responsibilities for Europe and Africa. He held a similar position in Houston, from where the organization ran its operations in ten countries. George was finance director in Singapore for Asia Pacific and Middle East, handling currency swaps and minimizing exposures during the Asian financial crisis of the late 1990s. Mr. Maxwell graduated from Robert Gordon University in Aberdeen with a Masters in Business Administration. George is a Fellow of the Energy Institute in the UK and has formerly served on the boards of directors of Elcrest Exploration and Production Nigeria Ltd. and Westport Oil Limited.

Mr. Maxwell’s significant experience serving in executive leadership positions and on the boards of E&P companies, as well as his experience in M&A and strong ties to the London investment community, are expected to provide invaluable insight, making him an important resource for the Board.

Stockholder Arrangements and Settlement Agreements

On December 22, 2015, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Group 42, Inc., a Delaware corporation, Paul A. Bell, Michael Keane, and BLR Partners LP, a Texas limited partnership, BLRPart, LP, a Texas limited partnership, BLRGP Inc., a Texas corporation, Fondren Management, LP, a Texas limited partnership, FMLP Inc., a Texas corporation, The Radoff Family Foundation, a Texas non-profit corporation and Bradley L. Radoff (collectively referred to herein as the “Group 42-BLR Group”).

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Under the Settlement Agreement, the Group 42-BLR Group agreed, among other items, that until the Settlement Agreement is terminated, the Group 42-BLR Group would vote in favor of the election of each director nominated by the Board and all recommendations of the Board with respect to any other proposals to be submitted for approval at a meeting of stockholders, unless Institutional Shareholder Services (“ISS”) recommends otherwise. The Group 42-BLR Group also agreed to certain standstill restrictions prohibiting its members from, among other things, acquiring additional securities of the Company, subject to certain limited exceptions. In addition, the Company agreed to nominate a Group 42-BLR Group designee to the Board at each stockholder meeting until the Group 42-BLR Group ceases to own 5% or more of the issued and outstanding shares of Company common stock or until the agreement is otherwise terminated. The Settlement Agreement is currently terminable by either party at will, subject to certain notice provisions set forth in the Settlement Agreement and also subject to certain provisions that will survive for a limited period following the termination of the Settlement Agreement.

Mr. Thomas served as the designee of the Group 42-BLR Group from April 9, 2019 until his resignation from the Board on April 26, 2020. Pursuant to the Settlement Agreement, Group 42-BLR Group has the right to nominate a new director to serve as the designee for the Group 42-BLR Group. The Board of Directors is currently in discussions with Group 42-BLR Group regarding a potential replacement to fill Mr. Thomas’ vacancy. In the interim, the Board of Directors determined to reduce the size of the Board from five to four directors.

Vote Required

Pursuant to the Delaware General Corporation Law, as amended (“DGCL”), the director nominees shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For this proposal, abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. Accordingly, if you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of the nominees.

The proxy holders will vote all duly submitted proxies “FOR” each of the director nominees, unless duly instructed otherwise.

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BOARD COMPOSITION, INDEPENDENCE AND COMMUNICATIONS

Board Composition

The following table provides information about each director currently serving on our Board of Directors, including the two director nominees who are up for reelection:

			Committee Membership
Name	Independent	Director Since	Audit	Compensation	Nominating and Corporate Governance	Strategic
Andrew L. Fawthrop	✓	2015	✓		✓
Cary M. Bounds		2016				✓
A. John Knapp, Jr. (1)	✓	2015		✓	✓	✓
Steven J. Pully (1)	✓	2015	✓	✓		✓

(1)Mr. Pully and Mr. Knapp will each serve the remainders of their terms.

Chairman of the Board	Audit Committee Financial Expert	Chair	✓ Member

The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies set forth above under “Proposal No. 1—Election of Directors.”

Director Independence

It is the policy of the Board of Directors that a majority of the members of the Board be independent. In addition, our common stock is listed on the NYSE and the London Stock Exchange (the “LSE”) under the symbol “EGY.” The rules of the NYSE require that a majority of the members of our Board be independent and the LSE recommends that at least a majority of the members of the Board of Directors be independent.

In assessing independence, the Board affirmatively determined that, with respect to each of Mr. Fawthrop, Mr. Knapp and Mr. Pully, no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board also considered:

•

relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “—Related Party Transactions” below, of which there were none; and

•	other relationships and transactions involving directors or their affiliates or immediate family members that would rise to the level of requiring such disclosure, of which there were none.

Based on the foregoing, the Board affirmatively determined that each of Mr. Fawthrop, Mr. Knapp and Mr. Pully qualify as “independent” for purposes of the Company’s Corporate Governance Principles and NYSE listing rules. The Board determined that Mr. Bounds does not qualify as “independent” because he is an employee of the Company. If elected, the Board expects that each of Mr. Maxwell and Ms. Stubbs would qualify as “independent” for purposes of the Company’s Corporate Governance Principles and NYSE listing rules.

The Board also determined that each member of the Audit Committee qualifies as independent under the audit committee independence rules established by the SEC and meets the NYSE’s financial literacy requirements. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under SEC rules.

There are no family relationships between any of our directors or executive officers.

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Selection of Director Nominees

General Criteria and Process. We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences in business in areas that are relevant to the Company’s global activities. The evaluation of director nominees also takes into account diversity of background, race, ethnicity, gender, age, skills, and professional experiences that enhance the quality of the deliberations and decisions of the Board.

Under its charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in our Corporate Governance Principles. The criteria and qualifications include, among other things:

•	personal characteristics, including such matters as integrity, age, education, diversity of background and experience;
•	the availability and willingness to devote sufficient time to the duties of a director;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the oil and gas industry and with relevant social policy concerns;
•	whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;
•	experience as a Board member of another publicly held company;
•	whether the candidate is free of conflicts, including whether the candidate would be considered independent under NYSE rules; and
•	practical and mature business judgment.

These criteria and qualifications are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Nominating and Corporate Governance Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Nominating and Corporate Governance Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board in light of the perceived needs of the Board at the time such evaluation is made.

In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating and Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of VAALCO’s peer group and competitors and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee then reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group with diverse backgrounds that can best represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board of Directors. The Nominating and Corporate Governance Committee has in the past engaged third-party

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search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholder Recommendation of Director Candidates. The Nominating and Corporate Governance Committee considers all candidates recommended by our stockholders in accordance with the advance notice provisions of our bylaws. Stockholders may recommend candidates by writing to the Corporate Secretary at VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, stating the recommended candidate’s name and qualifications for Board membership and otherwise providing all of the information required by the advance notice provisions in our bylaws, as well as complying with the deadlines and timelines specified therein. When considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed above. Our Nominating and Corporate Governance Committee has not established a minimum number of shares of common stock that a stockholder must own, or a minimum length of time during which the stockholder must own its shares of common stock, in order to recommend a director candidate for consideration.

Communicating Concerns to Directors

In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted procedures for communications to directors. Our stockholders and other interested persons may communicate with the Chairman of our Audit Committee or with our non-employee directors as a group, by written communications addressed in care of Corporate Secretary, VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042.

All communications received in accordance with these procedures will be reviewed initially by our senior management. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:

•	does not relate to our business or affairs or the functioning or constitution of the Board of Directors or any of its committees;
•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;
•	is an advertisement or other commercial solicitation or communication;
•	is a resume or other form of job inquiry;
•	is frivolous or offensive; or
•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

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CORPORATE GOVERNANCE

Board Risk Oversight

While the full Board of Directors, with input from each of its committees, oversees VAALCO’s risk management function, VAALCO’s management team is responsible for the execution of our day-to-day risk management process. The Audit Committee reviews with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of VAALCO’s overall control environment and controls in selected areas representing significant financial and business risk, such as cybersecurity. The Audit Committee periodically discusses with management its assessment of various risks and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. Our Compensation Committee also considers risks that could be implicated by our compensation programs, and our Nominating and Corporate Governance Committee annually reviews the effectiveness of our leadership structure and manages succession planning. In addition, each of our committees as well as senior management reports regularly to the full Board of Directors.

Succession Planning

A key responsibility of our CEO and Board in the area of risk management is ensuring that an effective process is in place to provide continuity of leadership over the long-term. Each year, a review of senior leadership succession is conducted by the Board based upon the recommendation of the Nominating and Corporate Governance Committee. During this review, the CEO and the independent directors discuss candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process forms the basis for ongoing leadership assignments.

Board Leadership Structure

Our current board structure separates the roles of Chief Executive Officer and Chairman of the Board, with Mr. Bounds currently serving as Chief Executive Officer and Mr. Fawthrop currently serving as Chairman of the Board. We believe this leadership structure allows Mr. Bounds to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies while allowing Mr. Fawthrop to lead our Board of Directors in identifying strategic priorities and discussion and execution of strategy. The Board of Directors currently believes that this distribution of oversight is the best method of ensuring optimal Company performance and risk management.

Our Corporate Governance Principles provide that, in the event the Chairman of the Board is not an independent director, or when the independent directors determine that it is in the best interests of the Company, the independent directors will also appoint a lead independent director. The primary role of the lead independent director would be to ensure independent leadership of the Board, as well as to act as a liaison between the non-management directors and our Chief Executive Officer. Because our Chairman of the Board is an independent director, our Board has determined that a lead independent director is not necessary at this time.

Board Evaluation

We believe a rigorous Board evaluation process is important to ensure the ongoing effectiveness of our Board. To that end, our Nominating and Governance Committee is responsible for annually assessing the performance of the Board. As part of the evaluation, the Nominating and Governance Committee reviews areas in which the Nominating and Governance Committee or our management believe the Board can make a better contribution to the governance of the Company. Additionally, each of our Board committees conducts a self-evaluation of its performance.

Insider Trading Policy; Prohibition on Hedges and Pledges

We have an insider trading policy that prohibits our officers, directors and employees from purchasing or selling our securities while being aware of material, non-public information about the Company and disclosing such information to others who may trade in securities of the Company.

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Our insider trading policy also prohibits our officers, directors and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as zero-cost collars and forward sale contracts. We believe that these hedging transactions would allow the persons covered by our insider trading policy to own our securities without the full risks and rewards of ownership, which could result in misalignment between our general stockholders and the individual engaging in the hedge. In addition, our insider trading policy prohibits all covered persons from pledging our securities or using them as collateral for a loan or as part of a margin account without the consent of our Board. For additional information, see “Compensation Discussion and Analysis—Other Compensation Information—Prohibition on Hedges and Pledges.”

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interest of the Company and its stockholders to align the financial interests of the officers of the Company and non-employee members of the Board with those of the Company’s stockholders. In this regard, the Board enforces minimum stock ownership guidelines.

The guidelines require that the individuals covered by the policy must hold an interest in the Company’s shares equal to the following:

Title	Stock Ownership Requirement

Chief Executive Officer	Five (5) times annual base salary

Independent Director	Five (5) times annual cash director retainer

Chief Financial Officer	Three (3) times annual base salary

Other Executive Officers	Two (2) times annual base salary

In general, the forms of equity ownership that can be used to satisfy the ownership requirements include shares held directly, unvested shares of restricted stock and vested share-settled equity awards that have been deferred. Our guidelines do not count unexercised stock options, vested and unexercised stock appreciation rights (“SARs”) and cash-settled awards, among other things, towards the ownership requirements.

Each officer or non-employee director has five years from the adoption of the policy or date of appointment, whichever is later, to attain compliance with the ownership requirement and, until a covered individual is in compliance, that individual must retain an amount equal to 60% of the net shares received as a result of the exercise, vesting or payment of any Company equity awards granted. If, for any reason, an individual’s ownership falls below their ownership requirement, that individual is again required to retain 60% of any future awards until the ownership requirement is again attained. The 60% threshold was determined based on an estimate of the number of shares that would remain after disposing of enough shares to satisfy tax withholding requirements.

Compliance with this policy by each officer is reviewed by the Nominating and Governance Committee on an annual basis, and the Nominating and Governance Committee may exercise its discretion in response to any violation of this policy. In addition, the Compensation Committee will take into account compliance with the requirements in determining grants of long term incentive plan awards or annual equity retainers. To date, the Nominating and Governance Committee has not found any violations under the policy.

Code of Conduct and Corporate Governance Documents

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes are available on our website at www.VAALCO.com. Our website also includes copies of the other corporate governance policies we have adopted, including our Corporate Governance Principles, Insider Trading Policy, Anti-Bribery and Anti-Tax Avoidance Policy and Information Disclosure Policy, as well as the charters of our Audit, Compensation and Nominating Committee. Print copies of these documents are available upon request by contacting our investor relations group.

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We have not granted any waivers to our codes of conduct. To the extent required by law or regulation, we intend to post any waivers or amendments to our codes of conduct on our website.

Social and Environmental Responsibility

At VAALCO, we believe that the foundation to our long-term success is operating our business ethically and responsibly. Social and environmental values guide how we manage our business and the impact we make around the world in helping local economies thrive. Our philosophy of good corporate citizenship is based on three principle values: (i) a commitment to the safety of our employees and the environment, (ii) a commitment to society and local communities and (iii) a commitment to high ethical standards.

Commitment to World-Class Safety. We have the highest regard for the health and safety of our employees, contractors and communities in which we operate and our commitment to safe operations is a foundation of our business strategy. Our safety record is something we are very proud of and reflects our unwavering commitment to the highest HSE standards as an operator. In light of that commitment, we have recently undertaken efforts to align our safety management systems with international standards, such as ISO 45001, which is the International Organization for Standardization’s standard for management systems of occupational health, and safety published in March 2018. In addition, we regularly engage in process safety management training and have developed our own “people-based” safety program.

We aim to foster environmental stewardship through continuous training programs, dedicated emergency environmental response capabilities and being wholly conscious of any environmental impact of our operations, including impacts on carbon emissions and biodiversity. Not only is it important to us to maintain a zero-incident record for environmental incidents, but we seek to be proactive in understanding and disclosing our environmental impact through transparent communications. In 2019, we began a large baseline study to fully appreciate our carbon footprint. This will allow us to make better and more informed decisions that will shape our carbon reduction strategy and develop specific targets. To that end, we recently implemented an expanded greenhouse gas emissions database and we are in the process of making operational modifications to better align with recognized air emission standards.

Our commitment to safety is also directly reflected in our compensation philosophy. Our Compensation Committee considers safety performance as a significant factor in determining the annual bonus payable to our named executive officers. We believe that linking executive officer remuneration to safety performance helps directly incentivize our executives to instill a safety-first culture.

Commitment to Society and Local Communities. We are committed to improving the Houston area and our Gabon communities by supporting the socioeconomic development of the local communities in which we operate. Our local workforce in Gabon comprises 93.7% national representation, nearly 20% of which are female. Our Houston workforce is also diversified on the basis of merit and qualification without regard to race, religion, color, national origin, physical disability, sex or age, with 41.7% of our Houston workforce being female and 43% of those in Houston serving in senior management roles being female.

We regularly support, promote and participate in a number of community initiatives in the Houston area and in the countries in which we operate that involve a mix of charitable contributions, training and workforce participation. These initiatives include:

•	education-based programs to provide school supplies, training, facility upgrades and more;

•	social and health development campaigns designed to improve quality of life; and

•	environmental training and sustainability programs.

For instance, in 2019, VAALCO volunteers visited over 11 schools in Gabon to host educational programs that, among other things, taught students the basics of managing a financial budget and ethics-based leadership. We also serve as a sponsor for the MISSION NISSI center in Gabon for young women who are at risk of human trafficking. In Houston, we support the Krause Children’s Center that serves young women between the ages of

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12 to 17 on their road to recovery from difficult domestic situations. Our Houston employees also volunteer with Junior Achievement programs that help students realize the value of education.

Commitment to Ethics. We hold our business and employees to the highest ethical standards. Our corporate governance policies are designed to conform to both SEC guidelines and the U.K. Corporate Governance Code and are overseen by our majority independent Board. We have a zero-tolerance policy with respect to bribery and corruption and we rigorously educate our employees on compliance with applicable anticorruption laws.

We believe a commitment to high ethical standards benefits all of our stakeholders, including investors, employees, customers, suppliers, governments, communities, business partners and others who have a stake in how we operate.

Sustainability Report. We believe that the foundation to our long-term success is operating our business ethically and responsibly, which includes operating in a manner that takes into consideration our environmental impact. We encourage you to review the “Sustainability” section of our website, www.VAALCO.com, for details regarding the steps we have taken to operate our business in a responsible manner, as well as our recently-prepared Sustainability Report. Information appearing on or connected to our website, to include our 2019 Sustainability Report, is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the Board and their positions during the fiscal year ended December 31, 2019 were: William R. Thomas (Chair), Andrew L. Fawthrop, Steven J. Pully and A. John Knapp. Mr. Thomas ceased serving as a member and Chairman of the Compensation Committee on February 1, 2020 in connection with his appointment as President of the Company. Effective April 26, 2020, Mr. Thomas resigned from his positions as President and as a member of the Board.

None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee. There are no other Compensation Committee interlocks or relationships with the companies with which the members of our Compensation Committee or our other directors are affiliated.

BOARD COMMITTEE MEMBERSHIP AND MEETINGS

Committees of Directors

Our Board has three standing, regular committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. For each of these committees, our Board has adopted a charter that governs the duties and responsibilities of the applicable committee, which are available on VAALCO’s website at www.VAALCO.com. Each committee is operated according to the rules of the NYSE and each member of these committees meets the independence requirements of the NYSE and SEC applicable to each committee. Our Board has also determined that each member of the Compensation Committee constitutes a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

In addition to our three regular committees, Board of Directors formed a Strategic Committee in 2016 to oversee evaluations of certain strategic alternatives for our Company.

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Each of our Board committees reports to the Board as appropriate and as the Board may request. The composition, duties and responsibilities of our Board committees are described below:

Audit Committee
Current Membership	Committee Functions
Mr. A. John Knapp, Jr. (Chairman) Mr. Andrew L. Fawthrop Mr. Steven J. Pully

• Selects and reviews the qualifications, performance, and independence of the independent registered public accounting firm

• Reviews reports of independent and internal auditors

• Reviews and pre-approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

• Monitors the effectiveness of the audit process and financial reporting

• Reviews the adequacy of financial and operating controls

• Monitors the corporate compliance program

• Evaluates the effectiveness of the Audit Committee

• Reviews and approves or ratifies all related person transactions in accordance with Company’s policies and procedures

The Board of Directors has determined that each Audit Committee member is financially literate within the meaning of NYSE listing standards. In addition, the Board has determined that each of Mr. Knapp and Mr. Pully qualify as an “audit committee financial expert” in accordance with SEC rules and the professional experience requirements of the NYSE. The designation of an “audit committee financial expert” does not impose upon such person any duties, obligations, or liabilities that are greater than those that are generally imposed on him or her as a member of the Audit Committee and the Board of Directors, and such designation does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

Under the terms of the Audit Committee Charter, the Audit Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Audit Committee on any matters within the scope of the Audit Committee’s duties. The Audit Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

Compensation Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chairman) Mr. A. John Knapp, Jr. Mr. Steven J. Pully

• Approves the salary and other compensation of the Chief Executive Officer

• Review and approve salaries and other compensation for executive officers other than the Chief Executive Officer

• Approves and administers VAALCO’s incentive compensation and equity-based plans

• Prepares the annual report on executive compensation

• Oversees the independent compensation consultant, if any

Under the terms of the Compensation Committee Charter, the Compensation Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Compensation Committee on any matters within the scope of the Compensation Committee’s duties. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

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Nominating and Corporate Governance Committee
Current Membership	Committee Functions
Mr. Steven J. Pully (Chairman) Mr. A. John Knapp, Jr. Mr. Andrew L. Fawthrop

• Reviews VAALCO’s corporate governance principles and practices and recommends changes as appropriate

• Evaluates the effectiveness of the Board and its committees and recommends changes to improve the effectiveness of the Board, Board committees, Chairmen and individual directors

• Assesses the size and composition of the Board and assist with succession planning

• Identifies and recommends prospective director nominees

• Periodically reviews and recommends changes as appropriate in the Company’s organizational documents and corporate governance policies

Under the terms of the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Committee on any matters within the scope of the Nominating and Corporate Governance Committee’s duties. The Nominating and Corporate Governance Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

Strategic Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chairman) Mr. Cary M. Bounds Mr. A. John Knapp, Jr. Mr. Steven J. Pully

• Identifies and evaluates potential merger and acquisition opportunities

• Assists management with sourcing financing for potential acquisitions or other Company financing needs

• Assess opportunities to divest non-core assets

• Provides additional guidance to management on key strategic decisions

We do not maintain a separate charter governing the duties and responsibilities of the Strategic Committee. Instead, our Board delegates authority to the Strategic Committee to take such actions as are deemed necessary or appropriate by the Board. The Strategic Committee is primarily responsible for, among other things, reviewing all strategic alternatives available to the Company, including, without limitation, potential transactions involving a business combination, a recapitalization, a sale of assets or securities of the Company or other extraordinary transactions and making recommendations to the Board regarding such transaction opportunities.

If elected, we currently expect that Mr. Maxwell and Ms. Stubbs would each serve on our Audit, Compensation, Strategic and Nominating and Corporate Governance Committees.

Meetings and Attendance

In 2019, the Board held eight Board meetings, five Audit Committee meetings, four Compensation Committee meetings,  five Nominating and Corporate Governance Committee meetings and 12 Strategic Committee meetings. During 2019, each of our directors attended at least 95% of the meetings of the Board of Directors and the meetings of the board committees of the Board of Directors on which that director served at the time. We do not have a policy on whether directors are required to attend the Annual Meeting, although all of our

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directors attended the 2019 Annual Meeting of stockholders and are expected to attend the 2020 Annual Meeting.

Pursuant to our Corporate Governance Principles, executive sessions of independent directors are held, at a minimum, in conjunction with each regularly scheduled Board meeting. Any non-employee director can request that an executive session be scheduled. The sessions are scheduled and presided over by the Chairman of the Board.

Review and Approval of Related Person Transactions

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with our business interest. This policy is included in our Code of Business Conduct and Ethics. Each director and executive officer is instructed to always inform the Chairman of the Board and Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Nominating and Corporate Governance Committee reviews all relevant information, including the amount of all business transactions involving VAALCO and the entity with which the director is associated, and makes recommendations, as appropriate, to the Board as to whether a transaction involving an actual or perceived conflict of interest should be permitted.

Under SEC rules, related party transactions are those transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any “related person” had or will have a direct or indirect material interest. Executive officers, directors, 5% beneficial owners of our common stock, and their respective immediate family members are considered to be related persons under SEC rules. Any related party transactions that occurred since the beginning of fiscal year 2018, and any currently proposed transactions, are required to be disclosed in this proxy statement. We are not aware of any related party transactions during 2018 or 2019. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
•	any other matters the Nominating and Corporate Governance Committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Party Transactions

Since the beginning of fiscal year 2018, there have been no transactions, and there are no currently proposed transactions, in excess of $120,000, between our Company and any “related person” in which the related person had or will have a direct or indirect material interest, and there are no currently proposed transactions.

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DIRECTOR COMPENSATION

Overview

Our compensation for non-employee directors is designed to be competitive with our peer group of independent energy companies, link rewards to business results and stockholder returns and facilitate increased ownership of our stock to align our directors’ interests with those of our stockholders. We do not have a retirement plan for non-employee directors. Any of our executive officers who serve as directors are not paid additional compensation for their services as directors.

The Compensation Committee is responsible for evaluating and recommending to the independent members of the Board the compensation for non-employee directors, and the independent members of the Board set the compensation. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his duties on the Board, each director’s role and involvement on the Board and its committees, and market data compiled from the Company’s peers and competitors.

Prior to July 2018, our Board of Directors agreed to reduced cash compensation due to the depression in oil and gas prices in prior years. In July 2018, based on the Company’s improved financial position, the Board determined to restore its cash compensation to its former levels. The following table sets forth our policy with respect to the annual cash compensation payable to our non-employee directors during 2019:

Recipient(s)	Cash Compensation ($)
Per Position Compensation (Annualized)(1)
Non-Employee Directors	45,000
Committee Chair (other than Strategic Committee)	10,000
Strategic Committee Chair	15,000
Chairman of the Board	25,000
Per Meeting Compensation
Board Meeting	2,000
Committee Meeting	1,000

(1) Payable in quarterly installments.

Effective April 1, 2020, our Board of Directors determined to reduce its cash compensation in light of the recent decline in oil and gas prices and the uncertain economic impact of the global outbreak of COVID-19 on our business. The revised director compensation policy is set forth below:

Recipient(s)	Cash Compensation ($)
Per Position Compensation (Annualized)(1)
Non-Employee Directors	33,750
Committee Chair (other than Strategic Committee)	7,500
Strategic Committee Chair	11,250
Chairman of the Board	18,750
Per Meeting Compensation
Board Meeting	1,500
Committee Meeting	750

(1) Payable in quarterly installments.

Our director compensation policy will revert to the previous compensation levels upon the price of Brent crude oil reaching at least $40.00 per barrel for twenty consecutive trading days.

Under our director compensation policy, each member of the Board is also entitled to an annual equity award in an amount determined by the independent members of the Board. For 2019, our independent directors determined to grant each member of the Board equity awards with an aggregate grant date fair market value of $80,000, consisting of (i) a stock option representing the right to purchase 64,307 shares of common stock at an

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exercise price of $1.43 per share, with such stock option vesting immediately upon grant, and (ii) 27,972 shares of restricted common stock, with such restricted common stock vesting immediately upon grant.

We also reimburse directors for all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings. We do not provide any perquisites to our directors.

2019 Non-Employee Director Compensation

The following table shows compensation paid to each of our non-officer directors who served during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Andrew L. Fawthrop	103,750	40,000	40,000	183,750
A. John Knapp, Jr. (3)	75,250	40,000	40,000	155,250
Steven J. Pully (3)	76,250	40,000	40,000	156,250
William R. Thomas (4)	47,011	40,000	40,000	127,011
(1)

Includes annual cash retainer fee, board and committee meeting fees and committee chair and chairman of the board director fees for each non-employee director during fiscal year 2019, as more fully described above.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of stock and option awards granted in fiscal year 2019, computed in accordance with FASB ASC Topic 718. See Note 17, “Stock-Based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. The date of grant of these awards was June 6, 2019.

(3)	Mr. Pully and Mr. Knapp will each serve the remainders of their terms.
(4)

Mr. Thomas served as a non-employee director from April 9, 2019 until his appointment as President effective February 1, 2020.  On April 26, 2020, Mr. Thomas resigned from his positions as President of the Company and as a member of the Board of Directors, effective immediately.

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PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit the consolidated financial statements and, if required, the internal control over financial reporting of VAALCO and its subsidiaries for 2020. The Board has endorsed this appointment. BDO has served as the Company’s independent registered public accounting firm since 2016. Representatives of BDO will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

Although stockholder approval of this appointment is not required by law and is not binding on the Company, if our stockholders do not ratify the appointment of BDO, the Audit Committee will consider the failure to ratify the appointment when appointing an independent registered public accounting firm for the following year. Even if our stockholders ratify the appointment of BDO, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so.

Information regarding fees billed by BDO during 2019 and 2018 is set forth below in “Fees Billed by Independent Registered Public Accounting Firm.”

Vote Required

Pursuant to the DGCL and our bylaws, the approval of the ratification of the appointment of BDO as the Company’s independent registered public accounting firm requires the vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy at the Annual Meeting.

For this proposal, abstentions will have the same effect as votes cast “against” the proposal. Broker non-votes are not applicable to the proposal because your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm.

The proxy holders will vote all duly submitted proxies “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm unless duly instructed otherwise.

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FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services billed by BDO to VAALCO during 2019 and 2018 are as follows:

	2019	2018
	(in thousands)
Audit Fees	$665	$632
Audit-related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$665	$632

Audit Fees

For the years ended December 31, 2019 and 2018, audit fees paid by us to BDO were for the audit of our annual financial statements, the related attestation of internal control over financial reporting and the review of our quarterly financial statements.

Audit-Related Fees, Tax Fees and All Other Fees

There were no audit-related fees, tax fees or other fees paid by us to BDO for the years ended December 31, 2019 and 2018.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has in place pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by our independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of our independent accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee also reviews any revisions to the estimates of audit and non-audit fees initially approved.

During 2019 and 2018, all audit services provided by BDO were pre-approved by the Audit Committee. In addition, during 2019 and 2018, no fees for services outside the audit, review or attestation that exceeded the waiver provisions of 17 CFR 210.2-01(o)(7)(i)(c) were approved by the Audit Committee.

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AUDIT COMMITTEE REPORT

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Mr. Knapp and Mr. Pully qualify as audit committee financial experts under the applicable rules adopted under the Exchange Act. The Audit Committee is a separately designated standing committee of the Board, as defined in Section 3(a)(58)(A) of the Exchange Act, and operates under a written charter approved by the Board, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (AS 1301), “Communications with Audit Committees.”

Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable rules of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm regarding the firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Audit Committee of the Board of Directors* A. John Knapp, Jr., Chairman Andrew L. Fawthrop Steven J. Pully

The forgoing information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL NO. 3—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Overview

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests, and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative discussion.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.

At the 2017 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We expect that the next stockholder advisory vote to approve executive compensation will occur at the 2021 Annual Meeting of Stockholders.

Our Compensation Program

We believe that our named executive officer compensation program described throughout the “Compensation Discussion and Analysis” aligns the interests of our executives with those of our stockholders. Our compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and reward our named executive officers for the achievement of short- and long-term strategic and operational goals and increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe we have implemented a number of executive compensation practices and policies that reflect sound governance and promote the long-term interests of our stockholders.

Vote Required

Pursuant to the DGCL and our bylaws, the approval, on an advisory basis, of the compensation of our named executive officers requires the vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy at the Annual Meeting.

For this proposal, abstentions and broker non-votes will have the same effect as votes cast “against” the proposal. If you own your shares through a broker, you must give the broker instructions to vote your shares with respect to this proposal. Otherwise, your shares will not be voted and will have the same effect as a vote cast “against” this proposal.

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Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

The proxy holders will vote all duly submitted proxies “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, unless duly instructed otherwise.

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EXECUTIVE OFFICERS

The following table provides information with respect to current executive officers of VAALCO.

Name	Age	Title
Cary M. Bounds	52	Chief Executive Officer (Principal Executive Officer), Chief Operating Officer and Director
Elizabeth D. Prochnow	61	Chief Financial Officer (Principal Financial Officer)
David A. DesAutels	64	Executive Vice President Corporate Development
Michael G. Silver	56	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Jason J. Doornik	50	Chief Accounting Officer and Controller (Principal Accounting Officer)

The following is a brief description of the background and principal occupation of each current non-director executive officer:

Elizabeth D. Prochnow — Ms. Prochnow has served as Chief Financial Officer since April 1, 2019 and was formerly our Controller and Chief Accounting Officer since May 2015. Prior to joining our Company, Ms. Prochnow most recently served as Controller and Chief Accounting Officer for Total Safety, U.S., Inc. from August 2014 to March 2015. Prior to that, she served as a director of Carrtegra, LLC, a financial advisory consulting firm, from June 2013 to August 2014 and as Executive Vice President, Chief Financial Officer of Sterling Construction Company, Inc. (Nasdaq: STRL) from November 2011 to May 2013. Before beginning with Sterling in February 2011, Ms. Prochnow was Vice President, Finance and Chief Financial Officer of Bristow Group Inc. (NYSE: BRS) from May 2009 to June 2010, and Vice President, Chief Accounting Officer and Controller from 2005 to 2009. From 1997 to 2005, Ms. Prochnow served in positions of increasing responsibility at MAXXAM Inc., ultimately as the company’s Vice President and Controller. Before MAXXAM, Ms. Prochnow served as the Controller and Chief Accounting Officer of GulfMark Offshore, Inc. (formerly GulfMark International, Inc. (NYSE:GLF)) from 1990 to 1996. Ms. Prochnow began her career as a public accountant at Arthur Andersen LLP in 1981. Ms. Prochnow holds a Bachelor of Arts degree and a Master of Accounting degree from Rice University and is a certified public accountant in the State of Texas.

David DesAutels — Mr. DesAutels joined the Company in July 2017 and currently serves as Executive Vice President Corporate Development.  Mr. DesAutels is an oil and gas industry executive with over 40 years’ upstream experience.  He has worked on over 100 development projects worldwide, both conventional and unconventional.  Prior to joining our Company, Mr. DesAutels gained senior executive experience by working for Noble (Director, Development Geoscience, 2008-2016) and Occidental Petroleum Corp. (Chief of Production Geoscience and Vice President of Geoscience, 2000-2007) and founding Synertia Energy, LLC and Seregon Energy, LLC, two oil and gas consulting companies.  In addition, he has international experience from working in Colombia, Indonesia, Equatorial Guinea, Qatar, Oman, Argentina, Israel, the U.K., Ecuador, Russia, Canada, and the U.A.E.  Mr. DesAutels holds an M.S. and BA in Geology from the University of Minnesota-Twin Cities.

Michael Silver — Mr. Silver joined the Company in November 2018 and currently serves as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. He has nearly 30 years of experience in the energy industry. Prior to joining the Company, from 2009 to 2018, Mr. Silver served as Managing Counsel for the Petroleum Division of BHP Group plc where he supported the company’s international upstream activities, including major acquisitions and divestments.  From 2007 to 2009, Mr. Silver held the position of Senior Counsel at Constellation Energy Commodities Group, Inc. with responsibilities for U.S. upstream and LNG operations.  Mr. Silver began his career with ExxonMobil Corporation in the law department in 1990 and during the next 17 years served in multiple roles of increasing responsibility. Mr. Silver holds a Bachelor of Arts degree in International Affairs from Lafayette College, an M.B.A. from the Duke University Fuqua School of Business and a J.D. from the Duke University School of Law.  Mr. Silver is a member of the State Bar of Texas.

Jason J. Doornik — Mr. Doornik joined the Company in June 2019 and serves as our Chief Accounting Officer and Controller. Mr. Doornik has over 20 years of diversified accounting and finance experience, balanced among large companies and emerging companies as well as public accounting and industry experience. Prior to joining the Company, Mr. Doornik served as a consultant with Sirius Solutions from 2018 to May 2019. From 2015 to 2018, Mr. Doornik served as the Chief Accounting Officer and Controller of Fairway Energy,  a Houston based midstream company. Prior to joining Fairway Energy, Mr. Doornik was hired by BPZ Resources, Inc. to serve as the Assistant Controller in November 2008 and was promoted to Corporate Controller in May 2011 where he

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served until October 2015. From June 2006 to April 2008 Mr. Doornik served as the Financial Reporting Manager of Grant Prideco, Inc. and its successor company, National Oilwell Varco, Inc. From June 2005 through June 2006, Mr. Doornik served a Senior Associate for The Siegfried Group. From August 1999 through June 2005, Mr. Doornik was employed by Ernst and Young LLP in the Assurance and Advisory practice and prior to that, from 1987 -1991, Mr. Doornik served as a Unit Supply Specialist in the US Army. Mr. Doornik received a Bachelor’s degree in Business Administration and a Master’s degree of Professional Accountancy from the University of Texas at Austin in August 1999.

The biography of Mr. Bounds, who currently serves as a director, is set forth above under “Proposal No. 1—Election of Directors—Director Nominee Information and Qualifications.”

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview. The purpose of this Compensation Discussion and Analysis section is to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and 2019 compensation programs and decisions for our named executive officers. The compensation that we paid to our named executive officers in 2019 (shown below) and the compensation decisions that we made in early 2020 predated the recent global outbreak of COVID-19 and the rapid decline in oil prices that occurred in the first quarter of 2019. As a result, these compensatory decisions did not take into account the potential impact of these events on our business or our future results of operations. While we cannot predict the ultimate extent of the impact that these events will have on us, our Compensation Committee is continuously evaluating the situation and may exercise its discretion in amending or adjusting the future compensation of our executive officers and employees in light of recent developments. For 2019, our named executive officers were as follows:

Name	Title
Cary M. Bounds	Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)
Elizabeth D. Prochnow	Chief Financial Officer (Principal Financial Officer)
Philip Patman, Jr.(1)	Former Chief Financial Officer (Former Principal Financial Officer)
David A. DesAutels	Executive Vice President Corporate Development
Michael G. Silver	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Jason J. Doornik	Chief Accounting Officer and Controller (Principal Accounting Officer)

(1) Effective March 31, 2019, Philip Patman, Jr. resigned from the Company and Ms. Prochnow was appointed as our Chief Financial Officer.

Although we qualify as a “smaller reporting company” under SEC rules, we have elected to follow the disclosure requirements for this Compensation Discussion and Analysis section that are applicable to large accelerated filers and other accelerated filers.

Recent Compensation Changes. As discussed above, our Compensation Committee is monitoring and evaluating the impact caused by the global outbreak of COVID-19 as well as the recent drop in crude oil prices and, as a result, may exercise its discretion to amend and adjust the compensation of our executive officers and employees in light of recent developments.

Accordingly, in April 2020 we determined to implement temporary salary reductions for our executive officers and certain employees, effective May 1, 2020. The decision to implement temporary salary reductions was made in response to the recent downturn in global economic conditions, including the decline in oil and gas prices, and is intended to retain additional liquidity and maintain a strong balance sheet. When implemented, our executive officers’ base salaries will be temporarily reduced by 20%. Non-executive employee salaries will also be reduced in accordance with a graduated scale depending upon total compensation. Employees whose base salaries are less than $100,000 will not receive a salary reduction. Base salaries for our executive officers and employees will revert to previous levels upon the price of Brent crude oil reaching at least $40.00 per barrel for twenty consecutive trading days.

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Recent Performance Highlights

With the successful launch of our 2019/2020 drilling program, 2019 represented the beginning of the first phase of growth strategy and a return to converting resources to reserves to deliver value to our stockholders. Key highlights of our business and our performance in 2019 and the first part of 2020 include, among other things:

•	produced 3,476 NRI(1) BOPD, or 3,995 WI(2) BOPD, and sold 1.3 MMBO in the full year 2019;

•

for the full year 2019, reported net income of $2.6 million ($0.04 per diluted share) and Adjusted Net Income(3) of $18.6 million ($0.31 per diluted share) and generated Adjusted EBITDAX(3) of $37.5 million;

•	successfully drilled and brought the Etame 9H and Etame 11H wells on production at higher-than-expected initial flow rates in December 2019 and January 2020, respectively;

•

successfully drilled 750 feet of horizontal section in good-quality Gamba reservoir at the South East Etame 4H well with first production of 2,200 BOPD gross, 600 BOPD NRI or 680 BOPD WI, in March 2020;

•	estimates 2020 operational breakeven has decreased to approximately $31 per barrel due to a 35% increase in year-over-year production;

•	added 1.1 MMBO proved reserves offset by 0.2 MMBO due to lower average pricing during 2019; and

•	reported unrestricted cash balance of $45.9 million as of December 31, 2019.

___________________________

(1) All NRI production rates and volumes are VAALCO’s 31.1% WI less 13% royalty volumes.

(2) All WI production rates and volumes are VAALCO’s 31.1% WI.

(3) Adjusted EBITDAX and Adjusted Net Income (Loss) are non-GAAP financial measures and are defined and reconciled to the nearest GAAP measure in “Appendix A—Non-GAAP Financial Measures.”

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During the first quarter of 2020, we drilled the remaining appraisal wellbore required to fulfill the terms of the PSC Extension. In addition, we commenced drilling a third development well, which was completed in late March of 2020.

Notwithstanding our recent successes, the oil and gas industry is in the midst of an unprecedented disruption due to a combination of factors, including the substantial decline in global demand for oil caused by the COVID-19 pandemic and subsequent mitigation efforts. While we believe that our operational and financial execution has better positioned VAALCO to weather the near-term uncertainties, these market conditions have significantly impacted us and our outlook globally and we expect that 2020 will be a challenging year for our business.

Compensation Program Objectives and Philosophy

Our executive compensation program is intended to attract, retain and motivate high caliber executives who are committed to supporting the growth of our business and to align our executives’ goals with those of our stockholders. Our compensation program is designed to achieve the following objectives:

Value	• Appropriately reward executives for increasing stockholder value and align the interests of our executive officers and our stockholders.
Talent	• Attract and retain talented executive officers by providing reasonable total compensation levels competitive with peer organizations.
Individual Performance	• Recognize individual performance and promote accountability among executives.
Performance Based Compensation	• Balance rewards for short-term and long-term results which are tied to company and individual performance.
Manage Risk	• Select performance metrics, apply appropriate caps and maintain program oversight to discourage excessive risk taking.

It is the intention of the Compensation Committee to compensate our named executive officers competitively as compared to other companies in the same and closely related industries, and to align performance-based incentives with stockholder interests. The Compensation Committee retains complete discretion over the actual amounts paid to our executives.

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Highlights of Executive Compensation Practices

Our executive compensation program includes a number of stockholder-friendly features that we believe align with contemporary governance practices, promote alignment with our pay-for-performance philosophy and mitigate risk to our stockholders. The table below summarizes our key executive compensation practices, including practices that we do not follow:

What We Do		What We DON’T Do
✓	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.	X

Repricing. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions.

✓

Performance metrics tied to Company performance. Our annual performance-based cash awards incorporate numerous financial and/or strategic performance metrics to ensure that our named executive officers are motivated to achieve excellence in a wide range of performance metrics.

		X	Excessive termination benefits. None of our executive officers, other than our Chief Executive Officer, are party to an employment agreement that provides for termination benefits.
✓

Robust stock ownership requirements. Our Board has adopted robust stock ownership guidelines that require our Chief Executive Officer and non-employee directors to own five times (5x) their annual base salary or retainer, as applicable, in shares of our common stock, our Chief Financial Officer to own three times (3x) her annual base salary in shares of our common stock and our other executive officers to own two times (2x) their salary in shares of our common stock.

		X	Tax gross-ups and perquisites. We do not provide for excise tax gross-ups and we do not provide our executives with perquisites that differ materially from those available to employees generally.
✓	Multi-year vesting periods. Our equity-based awards generally incorporate a multi-year vesting period to emphasize long-term performance and executive retention.	X	Hedging or pledging shares. Our insider trading policy prohibits our directors and named executive officers from any hedging or pledging of Company securities.
✓	Listen to our Stockholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions.	X	Employment Agreements. Other than our Chief Executive Officer, our senior executive officers are at-will employees with no employment agreements.

Engagement with Our Stockholders and “Say-on-Pay” Voting Results

We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions. At our annual meeting of stockholders in 2019, a majority of our stockholders voted to approve our 2018 executive compensation program, with approximately 51.3% of stockholders entitled to vote at the annual meeting voting in favor of approving our executive compensation practices.

Our Committee and management design and operate our compensation programs with the objective to obtain 90+% advisory voting support from stockholders. In light of the philosophy and practices described earlier, we were disappointed with the 2019 voting outcome, and sought stockholder feedback to understand how we might improve stockholder support.

In early 2020, prior to the Committee approvals of 2019-2020 compensation actions, we conducted a stockholder engagement campaign with a specific focus on executive compensation. We targeted our 34 largest stockholders, who in combination own over 55% of our shares. We contacted or confirmed immediate support from 30 of those stockholders. Twelve stockholders have thus far agreed to engage in discussion about compensation.

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The table below summarizes the primary themes we heard from stockholders about our executive compensation, and how we have responded to the feedback thus far.

What We Heard	VAALCO Response
Some stockholders would prefer a more quantitative and formulaic approach to executive incentives	• We have further described here the quantitative structure of our short- and long-term incentives
• We expect to add absolute stock price performance hurdles to 50% of executive long-term incentive awards in 2020
Some stockholders would prefer a more express cap on incentive compensation outcomes	• We have clarified in this CD&A that our annual short-term incentive program caps payouts at 200% of an executive’s target incentive opportunity
Some stockholders strictly follow proxy advisor recommendations; they suggested we garner proxy advisor support	• We evaluated that the primary proxy advisor criticisms focused on the lack of reported stockholder engagement in response to prior advisory voting outcomes
Overall support of the compensation programs	• We have preserved most features of our underlying compensation programs as described in this CD&A
• Planned revisions to executive compensation practices are intended to respond to severe market volatility in March 2020

In addition to these stockholder engagement activities, we engaged an independent consulting firm, Meridian Compensation Partners, LLC (“Meridian”) to evaluate our program design, provide input on our stockholder engagement activities, and help us respond to stockholder feedback. These efforts were aimed to ensure a strong alignment with stockholders and allow us to more readily respond to the extreme market volatility in March 2020.

We and our Compensation Committee have carefully considered the feedback we have received, the advice from Meridian and input from other outside advisors regarding the design of our compensation programs and the nature and type of metrics used in our performance-based incentive plans. The Compensation Committee values the opinions of stockholders and will continue to consider the outcome of the say-on-pay vote when making future compensation decisions.

Determining Executive Compensation

Designing Compensation to Reward Pay for Performance. Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as:

•	teamwork;

•	individual performance in light of general economic and industry specific conditions;

•	performance that supports our core values;

•	resourcefulness;

•	the ability to manage our existing corporate assets;

•	the ability to explore new avenues to increase oil and gas production and reserves;

•	level of job responsibility; and

•	tenure within the industry.

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We also believe that we ask more of a smaller group of leaders, with each executive having a broader role and impact than they otherwise might at other companies.

Elements of Our Compensation Program. To accomplish our objectives, our compensation program is comprised of four elements: base salary, cash bonus, long-term equity-based compensation and benefits. The table below sets forth a summary of the principal elements of our compensation program and why we believe each form of compensation fits within our overall compensation philosophy:

Compensation Element	Type	Form	Primary Objectives	Additional Information
Base Salary	Fixed	Cash	Attract and retain talent; provide predictable income based on position and responsibilities	Reviewed annually based on market positioning and individual qualifications

Performance-Based Annual Cash Bonus	Variable	Cash	Short-term Company and individual performance; motivates management to achieve key objectives	Earned based on achievement of important near-term financial, operating, safety and environmental objectives

Long-Term Service-Based Equity Incentives	Variable	Restricted Stock, Stock Options and Stock Appreciation Rights	Rewards long-term value creation; fosters retention and continuity; enhances stockholder alignment	Awards generally vest ratably over 3 or more years

Our named executive officers are entitled to participate in the standard employee benefit plans and programs generally available to our employees, including our 401(k) plan with matching contributions.

How We Determine Each Element of Compensation. In designing the Company’s executive compensation policies, the Compensation Committee considers pay as a whole, and there is no specific weight given to any particular component of compensation. The Compensation Committee may also review competitive market compensation data, but does not target named executive officer compensation to be at any specific percentile of any competitive data that it reviews.

In practice, the total direct compensation opportunity for each of our named executive officers is based on many factors including competitive market data, the executive’s experience, importance of the role within the Company and the executive’s contribution to the Company’s long-term success. In addition, the Compensation Committee considers various measures of Company and industry performance, including total stockholder return, capital expenditures, additions to reserves of oil and gas, operating costs, safety performance, production and other measures, in order to determine earned compensation for each of our named executive officers.

We did not employ an independent compensation consultant to assist us in the design or determination of our executive compensation program for 2019. As discussed above, we have engaged Meridian to assist us further in the design and alignment of compensation with stockholder interests.

Base Salary

The Compensation Committee meets at least annually to review the base salaries of our executive officers.

In setting base salaries, the Compensation Committee seeks to maintain stability and predictability from year-to-year, and usually makes percentage increases based on its view of the cost of living and competitive conditions for executive talent in the oil and gas business. The Compensation Committee also considers subjective factors in setting base salary, including individual achievements, our performance, level of

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responsibility, experience, leadership abilities, increases or changes in duties and responsibilities and contributions to our performance.

We believe that a significant portion of a named executive officer’s compensation should be variable, based on the performance of the Company. Accordingly, base salary is a minority portion of the overall total compensation of the named executive officers.

The following table provides information concerning the annual base salary of each of our named executive officers:

Name	2019 Base Salary ($)	2018 Base Salary ($)
Cary M. Bounds (1)	420,000	400,000
Elizabeth D. Prochnow (2)	265,000	200,000
Philip Patman, Jr.(3)	325,000	325,000
David A. DesAutels (4)	328,000	309,500
Michael G. Silver (5)	280,000	–
Jason J. Doornik (6)	197,000	–

(1)Pursuant to the terms of his employment agreement, Mr. Bounds is entitled to an annual base salary of $400,000. The Compensation Committee determined to increase Mr. Bounds’ annual base salary in 2019 from $400,000 to $420,000, effective March 2019.

(2)Effective March 31, 2019, Ms. Prochnow was appointed as our Chief Financial Officer. In connection with her appointment, Ms. Prochnow’s annual base salary was increased from $200,000 to $265,000.

(3)Effective March 31, 2019, Philip Patman, Jr. resigned from the Company. Prior to his resignation, Mr. Patman was party to an employment agreement that provided for an annual base salary of $325,000. The Compensation Committee determined not to make any changes to Mr. Patman’s annual base salary in 2019 or 2018.

(4)For 2018, Mr. DesAutels was entitled to an annual base salary of $309,500. For 2019, the Compensation Committee determined to increase Mr. DesAutel’s annual base salary to $328,000 due to his performance.

(5)Effective April 1, 2019, Mr. Silver was appointed as our Executive Vice President and General Counsel. For 2019, Mr. Silver was entitled to an annual base salary of $280,000.

(6)Effective June 6, 2019, Mr. Doornik was appointed as our Chief Accounting Officer and Controller. For 2019, Mr. Doornik was entitled to an annual base salary of $197,000.

Annual Cash Incentive Bonus.

Our named executive officers, senior management and other non-management personnel have the potential to receive a meaningful cash bonus if annual financial and operational objectives or goals, pre-established by the Compensation Committee, are met and the Board of Directors approves the payment of bonuses.

In determining the incentive bonuses earned, the Compensation Committee considers both Company and individual performance and, in its discretion, any other context or unforeseen circumstances that contributed to overall performance. Each named executive officer has a pre-established target bonus opportunity, defined as a percentage of salary. Such executives can earn between 0% and 200% of that target opportunity based on Company and individual performance. The target bonus percentages for 2019 were as follows:

Name	Target Award as a % of Base Salary
Cary M. Bounds	100%
Elizabeth D. Prochnow	40%
Philip F. Patman, Jr.	75%
David A. DesAutels	40%
Michael G. Silver	50%
Jason J. Doornik	40%

Typically, the ultimate payout of each executive target bonus is based 50% on the achievement of individual performance and accomplishments and 50% on the achievement of corporate goals.

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In order to evaluate the performance of our employees,  early in the fiscal year, the Compensation Committee sets various performance targets for financial and non-financial measures such as oil and gas production levels, operating expenses, safety performance, resource additions and total stockholder return for the current year. These performance measures are based in part on, and intended to align with, the annual operating budget, the financial forecast and the business plan approved by our Board of Directors shortly before the start of our fiscal year.

Once the Compensation Committee has established performance targets for our employees, the performance targets are compiled into “scorecards” for our executive and non-executive employees, with each performance target assigned a different weight by the Compensation Committee, based on the Compensation Committee’s determinations as to the relative importance of each performance target in light of the Company’s overall strategic goals for a given year. For our executive officers, the overall achievement of our non-executives under the non-executive scorecard is typically a performance measure under the executive officer scorecard.

Executive scorecards are evaluated on an individual basis with respect to the 50% individual component of each executive officer’s incentive bonus, and an enterprise-wide basis with respect to the 50% corporate component of each executive officer’s bonus.

In March 2019, the Company established the following performance goals set forth below as the components of the executive scorecard for 2019. A description of each performance goal, and the Company’s results with respect to the corporate performance component of the executive incentive bonuses is set forth below:

Goals	Description of Goal	Weight	Actual Results	Actual Results Score	Total Score (Weight x Actual Results Score)
Non-Executive Company Scorecard	Performance of non-executive employees	20%	A payout of 82.4% of target was achieved.	75%	15%
Transformational Growth	Inorganic growth through mergers and/or acquisitions	30%	A number of alternatives were evaluated and considered by management and the Board.	5%	1.5%
London Stock Exchange Listing	Goals related to listing the Company’s stock on the LSE	10%	Listed on the Main Market of the London Stock Exchange on September 26, 2019.	50%	5.0%
FPSO Life Extension(1)	Extending the FPSO contract	15%	Conducted studies and considered options.	17%	2.6%
Equatorial Guinea	Goals related to the maintenance of our license and rights in Equatorial Guinea	15%	Block P suspension lifted, VAALCO appointed operator and farmout discussions progressed.	100%	15%
Joint Venture Audit Claims	Goals concerning the resolution of certain audit claims related to our joint ventures	10%	Resolved all claims through year-end 2016.	75%	7.5%
Total		100%			46.6%
Total Stockholder Return Modifier(2)					150%

Total Score					69.8%

(1)	Refers to the contract governing our leased floating, production, storage and offloading vessel.
(2)

The total stockholder return was calculated based on the performance of our Peer Group consisting of Kosmos Energy Ltd., Orca Exploration Group Inc. Class B, Panoro Energy ASA, SDX Energy, Inc., Seplat Petroleum,

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TransGlobe Energy Corporation and Tullow Oil plc. The total results for the executive scorecard are multiplied by the total stockholder return modifier to equal the total score percentage.

After the achievement of the Company’s performance against the goals set forth above is calculated, the total achievement is subject to a total stockholder return (“TSR”) modifier based on a comparison of the Company’s total stockholder return against a peer group identified by the Company’s management. For 2019, the Company’s total stockholder return compared to the peer group resulted in an overall modifier of 150%. After applying the TSR modifier, the Company’s total score against the corporate performance component of the annual incentive bonuses was 69.8%.

With respect to the individual performance component of the Company’s annual incentive bonuses, the Compensation Committee evaluates the performance of each executive officer in light of the goals set forth in the executive scorecard, taking into account the specific duties and responsibilities of each officer with respect to those goals. In addition, the Compensation Committee considers each executive officer’s performance with respect to the other critical duties of each such officer, as well as the achievements each executive officer made during the year towards the Company’s strategic and financial goals. Finally, the Compensation Committee considers self-assessments from each executive officer and, for executive officers other than Mr. Bounds, Mr. Bounds’ feedback concerning the performance of our executive officers. During 2019, the Compensation Committee determined that, with respect to the 50% individual performance component of the annual incentive bonuses, the individual performance of our named executive officers ranged from a score of 80% to 120%.

After combining the corporate performance and individual performance components of the annual incentive bonuses, our Compensation Committee determined that our named executive officers would receive the following bonuses for their performance during 2019:

Name	Target Annual Incentive Bonus	Earned Annual Incentive Bonus
Cary M. Bounds	$420,000	$314,395
Elizabeth D. Prochnow	$106,000	$89,947
David A. DesAutels	$131,200	$98,211
Michael G. Silver	$105,096	$97,798
Jason J. Doornik	$78,800	$42,459

Our annual incentive bonuses were paid in April 2020. Mr. Patman was not eligible to receive an annual incentive bonus for 2019 because he no longer served as a named executive officer at year-end.

Long-Term Equity-Based Incentives

Overview and 2019 Equity Compensation. We believe formal long-term equity incentive programs are valuable compensation tools and are consistent with the compensation programs of the companies in our peer group.

We maintain (i) the VAALCO Energy, Inc. 2014 LTIP, which permits the grant of stock, options, restricted stock, restricted stock units, phantom stock, SARs and other awards, any of which may be designated as performance awards or be made subject to other conditions and (ii) the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan (the “SAR Plan”), which permits the grant of cash settled SARs that give the holder the right to receive an amount of cash equal to the difference between the exercise price and the fair market value of the SAR on the date of exercise. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short- and long-term objectives;
•	aligns our executives' interests with the long-term interests of our stockholders and the creation of stockholder value;
•	encourages a long-term focus and decision-making in line with our strategic goals;
•	makes our compensation program competitive from a total remuneration standpoint;
•	encourages executive retention; and

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•	gives executives the opportunity to share in our long-term value creation.

The Compensation Committee administers our long-term incentive plans. The Committee confirms eligible recipients, determines grant timing, assigns the number of shares subject to each award, fixes the time and manner in which awards are exercisable and sets exercise prices and vesting and expiration dates.

For compensation decisions regarding the grant of equity compensation to executive officers, our Compensation Committee considers recommendations from our Chief Executive Officer. Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits. In recent years, the Compensation Committee has generally granted awards that vest ratably over a three-year period. In the event of a change of control, all outstanding equity-based awards will immediately vest.

In general, our Compensation Committee attempts to provide a mix of awards to our executives that is appropriately balanced between incentivizing performance and retention. For 2019, our Compensation Committee determined to grant our named executive officers, subject to limited exceptions, a mix of stock options and SARs, which derive value based on the price of our common stock, thereby encouraging high-level performance by our executives and aligning their interests with those of our stockholders, and awards of restricted stock with service-based vesting requirements that vest ratably over three years, promoting long-term retention of our named executive officers.

Equity awards are generally granted to our named executive officers and other employees on an annual basis.  The Compensation Committee determines the actual award values at its discretion based on individual factors including the individual’s previous and expected future performance, level of responsibilities, retention considerations and internal parity.  Under our employment agreement with Mr. Bounds, he is entitled to receive an annual equity grant consisting of stock options or other incentive awards with a value of up to 200% of his base salary, all as determined by the Compensation Committee in its discretion. In addition, under our former employment agreement with Mr. Patman, he was entitled to receive an annual equity grant consisting of stock options or other incentive awards with a value of up to 125% of his base salary, all as determined by the Compensation Committee in its discretion.

Based on these factors, the Compensation Committee determined to grant the following equity incentive awards to our named executive officers in 2019:

Name	Restricted Stock (#)	Stock Options (#)	Stock Appreciation Rights (SARs) (#)
Cary M. Bounds (1)(2)(3)	85,837	162,145	324,290
Elizabeth D. Prochnow (1)(2)(3)	10,730	20,268	40,536
Philip Patman, Jr. (1)(2)(3)(4)	43,589	82,339	164,678
David A. DesAutels (1)(2)(3)	16,604	31,365	62,730
Michael G. Silver (5)	22,926	44,163	—
Jason J. Doornik (6)	—	—	—

(1)Represents shares of restricted stock granted on February 28, 2019. The shares of restricted stock vest in three equal installments on each of February 28, 2020, 2021 and 2022.

(2)Represents stock options granted on February 28, 2019. Each stock option has an exercise price of $1.23 per share and vests in three equal installments on each of February 28, 2020, 2021 and 2022.

(3)Represents SARs granted on February 28, 2019. Each SAR has an exercise price of $1.23 per share and vests in three equal installments on each of February 28, 2020, 2021 and 2022.

(4)Effective March 31, 2019, Mr. Patman resigned from the Company. Upon Mr. Patman’s resignation, each outstanding and unvested equity award held by Mr. Patman was automatically forfeited and canceled.

(5)Mr. Silver was appointed as our Vice President and General Counsel effective April 1, 2019. In connection with his appointment, we awarded Mr. Silver (i) 22,926 shares of restricted stock that vest in three equal installments on each of April 1, 2020, 2021 and 2022 and (ii) stock options with an exercise price of $2.29 per share that vest in three equal installments on each of April 1, 2020, 2021 and 2022.

(6)Mr. Doornik was appointed as our Chief Accounting Officer and Controller in June 2019 and did not receive any equity awards in connection with his appointment.

The vesting of our equity awards is generally contingent on continued service. However, vesting of awards is generally accelerated in the event of a change of control. The vesting of our equity awards does not

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generally accelerate in the event of a termination of employment due to death, disability, or retirement. For additional information, see “Executive Compensation—Potential Payments upon Termination or Change in Control” below. The Compensation Committee’s recent practice has been to provide for three-year ratable vesting of awards.

The equity awards granted to our named executive officers are subject to forfeiture in accordance with the terms of the grant agreements if the executive terminates employment before the award vests, the executive is terminated for cause, or the executive otherwise fails to comply with the terms of his or her award agreement.

Changes in 2020 to Respond to Stockholder Engagement and Market Volatility. In March 2020, the Committee committed to changes to named executive long-term incentive awards. These changes address the input received from stockholder engagement to improve the quantitative performance accountability, and to respond to the extreme market volatility caused by OPEC+ policy changes and the COVID-19 outbreak. They include:

•	a postponement of named executive officer long-term incentive awards until June 2020, upon stockholder approval, if obtained, of the 2020 LTIP;

•	a potential reduction in grant-date target incentive opportunities, should our stock price not exceed $1.75 on the anticipated 2020 grant date; and

•

a planned shift to award 50% of named executive incentive opportunity in performance-based stock options, contingent on meeting absolute stock price-growth hurdles; the remaining incentive opportunity is expected to be made in time-vested restricted shares.

As described herein, our Board and our Compensation Committee approved the 2020 LTIP because they believe that the number of shares of common stock currently available under the 2014 LTIP is insufficient to meet our current and future equity compensation needs, including the anticipated equity grants for 2020 described above. Accordingly, the approval of the 2020 LTIP is an integral component of our strategy to respond to the feedback we received from our stockholders with respect to our executive compensation practices. For additional information concerning the 2020 LTIP, see “Proposal No. 4—Approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan.”

Benefits

We provide company benefits that we believe are standard in the industry to all of our employees, including our named executive officers. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, the majority of which is currently paid for by the Company, and a 401(k) employee savings plan. We also currently make matching contributions to our 401(k) plan of up to 6% of each participant’s salary. The Company pays all administrative costs to maintain the 401(k) plan. We do not provide employee life insurance amounts surpassing the Internal Revenue Service maximum.

Employment Agreements

In the past, we have used employment agreements to retain and attract highly qualified executive officers in a competitive market. Currently, our only named executive officer that is party to an employment agreement is our Chief Executive Officer.

We believe that employment agreements ensure continued dedication of executives in case of personal uncertainties or risk of job loss and ensure that compensation and benefits expectations are understood and satisfied. We may enter into employment agreements governing compensatory terms such as base salary, target incentive bonus percentage, annual equity target and equity grants upon hire. Employment agreements may also include specific terms regarding relocation (where appropriate), severance payments and other benefits, if any, due to the executive under various employment termination circumstances. See “Executive Compensation—Potential Payments upon Termination or Change in Control” for additional information regarding the severance payments our Chief Executive Officer could receive under his employment agreement.

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Severance and Change in Control Payments

We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. We have entered into an employment agreement with our Chief Executive Officer pursuant to which Mr. Bounds is entitled to certain benefits upon qualifying terminations of employment. In addition, in May 2019 we adopted a form of change in control agreement for certain of our executives that provides for certain benefits upon a termination following a change in control. For additional information, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Perquisites and Indemnification

We do not typically provide perquisites to our named executive officers that are not available to employees generally. However, pursuant to our organizational documents, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our named executive officers.

From time to time, we may provide perquisites for recruitment or retention purposes.

Other Compensation Information

Prohibition on Hedges and Pledges. Our insider trading policy prohibits hedging and pledging transactions and broadly applies to all directors, officers and employees of the Company, as well as their respective family members and other controlled entities in which such persons have influence or control. The foregoing persons are prohibited from (i) executing transactions in Company securities that involve puts, calls or other derivative securities on an exchange or other organized market, (ii) holding Company securities in margin accounts or pledging the Company securities as collateral for loans or other obligations, without the prior consent of the Board of Directors or (iii) engaging in hedging transactions with respect to Company securities, including trading in any derivative security, zero-cost collars, forward sale contracts, or other forms of hedging or monetization transactions, including those that allow such person to own the securities without the full risks and rewards of ownership.

Assessment of Risk.  The Compensation Committee is aware of the need to take risk into account when making compensation decisions. By design, our compensation program for executive officers is designed to avoid excessive risk taking. In particular, incentive awards are not locked into specific metrics, but rather, after review of performance relative to these metrics, the Compensation Committee determines final incentive awards at their discretion.

Stock Ownership Guidelines. We have adopted stock ownership guidelines that apply to our officers and directors. Pursuant to the guidelines, our directors and officers must own a multiple of their annual base salary in our common stock or certain qualifying derivatives. For additional information, see “Corporate Governance—Stock Ownership Guidelines.”

Accounting and Tax Considerations. We may from time to time pay compensation amounts to our executive officers that are not deductible under the Internal Revenue Code of 1986 (the “Code”).  Although we consider tax deductibility in the design and administration of our executive compensation plans and programs, we believe that our interests are best served by providing competitive levels of compensation to our named executive officers even if it results in the non-deductibility of certain amounts under the Code.

Section 409A of the Code sets forth limitations on the deferral and payment of certain benefits. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, and the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Equity awards granted to our employees, including named executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting

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guidance, at fair market value on the grant date (and each subsequent reporting date, as applicable) in accordance with ASC Topic 718.

Recoupment Policy.  The Board of Directors recently adopted a customary clawback policy that provides for the recoupment or forfeiture of incentive compensation paid to our executives in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2020 annual meeting of stockholders, and also incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee of the Board of Directors* Andrew L. Fawthrop, Chairman Steven J. Pully A. John Knapp

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities or the Exchange Act, except to the extent that the Company specifically incorporates such information.

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EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following sets forth the annual compensation elements of VAALCO’s named executive officers for the three years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Stock ($)(2)	Option and SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Cary M. Bounds	2019	415,002	200,000	596,905	314,395	16,800	1,543,103
Chief Executive Officer	2018	400,008	132,000	392,187	460,000	16,500	1,400,695
and Chief Operating Officer	2017	400,008	–	392,453	100,000	16,200	908,661
Elizabeth D. Prochnow (1)	2019	248,754	25,001	74,613	89,947	16,800	455,115
Chief Financial Officer	2018	200,016	–	79,230	109,190	15,494	403,930
	2017	195,418	–	35,953	57,682	15,234	304,287
Philip F. Patman, Jr.(1)	2019	273,794	101,562	303,115	–	16,800	695,271
Former Chief Financial Officer	2018	325,008	67,438	200,365	188,906	16,500	798,217
	2017	230,214	101,562	93,736	43,266	13,000	481,778
David A. DesAutels	2019	323,375	38,687	115,464	98,211	16,800	592,538
Executive Vice President Corporate Development
Michael G. Silver (5)	2019	210,000	52,501	52,470	97,798	12,600	425,368
Executive Vice President, General Counsel
and Corporate Secretary
Jason J. Doornik (6)	2019	114,917	–	–	42,459	6,895	164,271
Chief Accounting Officer and Controller

(1)Mr. Patman was the Company’s Chief Financial Officer from April 17, 2017 to March 31, 2019. Ms. Prochnow was the Company’s Controller and Chief Accounting Officer until March 31, 2019 when she was appointed Chief Financial Officer.

(2)The grant date fair value was determined under ASC Topic 718 for financial reporting purposes. For a discussion of the determination of fair value under this Topic for the grants, see Note 17, “Stock-based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The actual value that can be realized from the exercise of stock options or SARS, if any, depends on the increase of VAALCO’s stock price above the exercise price between the vesting date and the exercise date. All of the options and SARs granted in 2019, 2018 and 2017 vest in three equal installments on the first, second and third anniversaries of the date of grant. The options and SARs all expire on the fifth anniversary of the date of grant. The restricted stock awards all vest in three equal tranches on the first, second and third anniversaries of the date of grant.

(3)Annual bonuses for our executives for 2019 were determined in April 2020 and paid in April 2020 and are reflected in the 2019 non-equity incentive plan compensation column. Annual bonuses for 2018 were determined and paid in March 2019 and are reflected in the 2018 non-equity incentive plan compensation column. Annual bonuses for 2017 were determined and paid in March 2018 are reflected in the 2017 non-equity incentive plan compensation column.

(4)The amounts set forth in the “All Other Compensation” column reflect the 401(k) match we provided to all employees. The named executive officers did not receive any other additional compensation.

(5)Mr. Silver was appointed as our Vice President and General Counsel effective April 1, 2019.

(6)Mr. Doornik was appointed as our Chief Accounting Officer and Controller in June 2019.

VAALCO ENERGY, INC. 2020 Proxy Statement |    52

Grants of Plan-Based Awards during 2019

The following table presents grants of plan-based awards during the fiscal year ending December 31, 2019:

		Estimated Future Payouts Under			All other option and SAR awards:
		Non-Equity Incentive
		Plan Awards (1)
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum($)	All other stock awards: Number of shares of stock or units (#)(2)	Number of securities underlying options (#)(3)	Exercise or base price of option and SAR awards ($)	Grant date fair value of stock, SAR and option awards ($)(4)
Cary M. Bounds	2/28/2019	—	—	—	—	162,145	$2.33	$198,968
	2/28/2019	—	—	—	85,837	—	—	$200,000
	2/28/2019	—	—	—	—	324,290	$2.33	$397,937
	4/3/2020	—	420,000	840,000	—	—	—	—
Elizabeth D. Prochnow	2/28/2019	—	—	—	—	20,268	$2.33	$24,871
	2/28/2019	—	—	—	10,730	—	—	$25,001
	2/28/2019	—	—	—	—	40,536	$2.33	$49,742
	4/3/2020	—	106,000	212,000	—	—	—	—
Philip F. Patman, Jr.	2/28/2019	—	—	—	—	82,339	$2.33	$101,038
	2/28/2019	—	—	—	43,589	—	—	$101,562
	2/28/2019	—	—	—	—	164,678	$2.33	$202,077
	4/3/2020	—	—	—	—	—	—	—
David A. DesAutels	2/28/2019	—	—	—	—	31,365	$2.33	$38,488
	2/28/2019	—	—	—	16,604	—	—	$38,687
	2/28/2019	—	—	—	—	62,730	$2.33	$76,976
	4/3/2020	—	131,200	262,400	—	—	—	—
Michael G. Silver	4/1/2019	—	—	—	—	44,163	$2.29	$52,470
	4/1/2019	—	—	—	22,926	—	—	$52,501
	4/3/2020	—	140,000	280,000	—	—	—	—
Jason J. Doornik	4/3/2020	—	78,800	157,600	—	—	—	—

(1)Actual cash bonus amounts paid to the named executive officers for 2019 were Mr. Bounds: $314,395, Ms. Prochnow: $89,947, Mr. Patman: $0,  Mr. DesAutels: $98,211,  Mr. Silver: $97,798 and Mr. Doornik: $42,459. The grant date represents the date that each annual incentive bonus was paid. However, these bonuses relate to 2019 performance based on performance measures that were determined by the Compensation Committee during 2019.

(2)Amount represents the restricted stock granted on the noted date and vests in three equal annual installments beginning one year from the date of grant.

(3)Amounts represent the stock options and SARs granted on the respectively noted dates. These stock options and SARs vest in three equal installments on the first, second and third anniversaries of the date of grant.

(4)The amounts reflected in the table above for restricted stock, SARs and stock options are reported based upon the grant date fair value computed in accordance FASB ASC Topic 718. See Note 17, “Stock-based Compensation and Other Benefit Plans” to Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards.

VAALCO ENERGY, INC. 2020 Proxy Statement |    53

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth specific information with respect to unexercised options and unvested awards for each of our named executive officers outstanding as of December 31, 2019. Except as otherwise noted in the footnotes thereto, all awards reported in the following table vest ratably over a three-year period beginning on the first anniversary of the date of grant.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)		Option expiration date	Number of shares or units or stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(14)
Cary M. Bounds	—	—	—		—	102,326	(1)	227,164
Cary M. Bounds	—	—	—		—	85,837	(2)	190,558
Cary M. Bounds	150,000	—	$1.94	(3)	7/6/2020	—		—
Cary M. Bounds	59,860	—	$1.04	(4)	3/18/2021	—		—
Cary M. Bounds	375,039	—	$1.08	(5)	12/29/2021	—		—
Cary M. Bounds	—	162,145	$2.33	(6)	2/28/2024	—		—
Cary M. Bounds	179,580	—	$1.04	(7)	3/18/2021	—		—
Cary M. Bounds	215,643	251,752	$1.20	(8)	4/21/2022	—		—
Cary M. Bounds	297,111	594,223	$0.86	(9)	2/28/2023	—		—
Cary M. Bounds	—	324,290	$2.33	(10)	2/28/2024	—		—
Elizabeth D. Prochnow	—	—	—		—	10,730	(11)	23,821
Elizabeth D. Prochnow	13,000	—	$2.20	(12)	4/13/2020	—		—
Elizabeth D. Prochnow	54,945	—	$1.04	(13)	3/18/2021	—		—
Elizabeth D. Prochnow	45,954	22,976	$1.00	(14)	4/11/2022	—		—
Elizabeth D. Prochnow	30,011	60,023	$0.86	(15)	2/28/2023	—		—
Elizabeth D. Prochnow	20,628	—	$2.33	(16)	2/28/2024	—		—
Elizabeth D. Prochnow	30,011	60,023	$0.86	(17)	2/28/2023	—		—
Elizabeth D. Prochnow	—	40,536	$2.33	(18)	2/28/2024	—		—
Philip F. Patman, Jr. (19)	—	—	—		—	—		—
David A. DesAutels	—	—	—		—	13,441	(20)	29,839
David A. DesAutels	—	—	—		—	29,070	(21)	64,535
David A. DesAutels	—	—	—		—	16,604	(22)	36,861
David A. DesAutels	26,146	26,146	$0.93	(23)	11/2/2022	—		—
David A. DesAutels	—	31,365	$2.33	(24)	2/28/2024	—		—
David A. DesAutels	—	168,814	$0.86	(25)	2/28/2023	—		—
David A. DesAutels	—	62,730	$2.33	(26)	2/28/2024	—		—
Michael G. Silver	—	—	—		—	22,926	(27)	50,896
Michael G. Silver	—	44,163	$2.29	(28)	4/1/2024	—		—
Jason J. Doornik	—	—	—		—	—		—

(1)These amounts represent time-vested restricted stock awards granted on February 28,2018.

(2)These amounts represent time-vested restricted stock awards granted on February 28,2019.

(3)Represents the exercise price for stock options awarded on July 6, 2015.

(4)Represents the exercise price for stock options awarded on March 18, 2016.

(5)Represents the exercise price for stock options awarded on December 29, 2016.

(6)Represents the exercise price for stock options awarded on February 28, 2019.

(7)Represents the number of cash SARs granted on March 18, 2016.

(8)Represents the number of cash SARs granted on April 21, 2017.

(9)Represents the number of cash SARs granted on February 28, 2018.

(10)Represents the number of cash SARs granted on February 28, 2019.

(11)These amounts represent time-vested restricted stock awards granted on February 28, 2019.

(12)Represents the exercise price for stock options awarded on April 13, 2015.

(13)Represents the exercise price for stock options awarded on March 18, 2016.

(14)Represents the exercise price for stock options awarded on April 11, 2017.

(15)Represents the exercise price for stock options awarded on February 28,2018.

(16)Represents the exercise price for stock options awarded on February 28,2019.

(17)Represents the number of cash SARs granted on February 28, 2018.

(18)Represents the number of cash SARs granted on February 28, 2019.

(19)In connection with his separation from the Company, Mr. Patman’s unvested equity awards were forfeited as of March 31, 2019.

(20)These amounts represent time-vested restricted stock awards granted on November 2,2017.

(21)These amounts represent time-vested restricted stock awards granted on February 28,2018.

(22)These amounts represent time-vested restricted stock awards granted on February 28,2019.

(23)Represents the exercise price for stock options awarded on November 2, 2017.

(24)Represents the exercise price for stock options awarded on February 28,2019.

(25)Represents the number of cash SARs granted on February 28, 2018.

(26)Represents the number of cash SARs granted on February 28, 2019.

(27)These amounts represent time-vested restricted stock awards granted on April 1,2019.

(28)Represents the exercise price for stock options awarded on April 1, 2019.

VAALCO ENERGY, INC. 2020 Proxy Statement |    54

Option Exercises and Stock Vested During the Fiscal Year Ended December 31, 2019

The following table sets forth specific information with respect to each exercise of stock options and SARs and each vesting of restricted stock during 2019 for each of our named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cary M. Bounds	119,720	114,931 (1)	—	—
	—	—	61,729	141,359 (2)
	—	—	51,162	119,207 (3)
	—	230,002 (4)	—	—
Elizabeth D. Prochnow	—	—	—	—
Philip F. Patman, Jr.	62,235	99,871 (5)	—	—
	—	—	26,138	60,902 (6)
	—	247,419 (7)	—	—
David A. DesAutels	26,146	39,742 (8)	—	—
	—	—	13,441	27,016 (9)
	—	—	14,535	33,867 (10)
	—	134,206 (11)	—	—
Michael G. Silver	—	—	—	—
Jason J. Doornik	—	—	—	—

(1)	Mr. Bounds’ value realized on the exercise of stock options is the result of 119,720 shares with a market price of $2.00 per share on the date exercised.
(2)	Mr. Bounds’ value realized on the vesting of restricted stock is the result of 61,729 shares vesting at a price of $2.29 per share.
(3)	Mr. Bounds’ value realized on the vesting of restricted stock is the result of 51,162 shares vesting at a price of $2.33 per share.
(4)	Mr. Bounds’ value realized on the exercise of SARs is the result of 287,502 SARs with a market price of $2.00 per SAR on the date exercised. Mr. Bounds’ SARs are settled exclusively in cash.
(5)	Mr. Patman's value realized on the exercise of stock options is the result of 62,235 shares with a market price of $2.56 per share on the date exercised.
(6)	Mr. Patman’s value realized on the vesting of restricted stock is the result of 26,138 shares vesting at a price of $2.33 per share.
(7)	Mr. Patman’s value realized on the exercise of SARs is the result of 151,791 SARs with a market price of $2.49 per SAR on the date exercised. Mr. Patman’s SARs are settled exclusively in cash.
(8)	Mr. DesAutels’ value realized on the exercise of stock options is the result of 26,146 shares with a market price of $2.45 per share on the date exercised.
(9)	Mr. DesAutels’ value realized on the vesting of restricted stock is the result of 13,441 shares vesting at a price of $2.01 per share.
(10)	Mr. DesAutels’ value realized on the vesting of restricted stock is the result of 14,535 shares vesting at a price of $2.33 per share.
(11)	Mr. DesAutels’ value realized on the exercise of SARs is the result of 84,406 SARs with a market price of $2.45 per SAR on the date exercised. Mr. DesAutels’ SARs are settled exclusively in cash.

Pension Benefits Table

We do not provide a pension plan or any other tax-qualified or non-tax-qualified defined benefit plan for our employees.

Nonqualified Deferred Compensation

We do not contribute to any nonqualified deferred compensation benefit plan or program, or under any contract that would provide deferred compensation benefits.

VAALCO ENERGY, INC. 2020 Proxy Statement |    55

Potential Payments upon Termination or Change in Control

Named Executive Officer Employment Agreements. We entered into an Amended and Restated Executive Employment Agreement with Cary M. Bounds effective December 29, 2016, in connection with his appointment as our Chief Executive Officer that date. The initial term of this Employment Agreement commenced on December 29, 2016 and is extended for successive one-year terms if neither party gives the other party notice of their intention to terminate the Employment Agreement 60 days’ prior to the end of the term.

The Employment Agreement provides Mr. Bounds with certain severance benefits if his employment is terminated due to his death or disability, by us without Cause (as defined in the Employment Agreement), or by Mr. Bounds for Good Reason (as defined in the Employment Agreement), including in connection with a Change in Control (as defined in the Employment Agreement). Specifically, the Employment Agreement provides that, upon a termination of Mr. Bounds’ employment by us without Cause, by Mr. Bounds for Good Reason, or due to Mr. Bounds’ death or disability, Mr. Bounds (or his beneficiaries) will receive, among other benefits, a cash severance payment at least equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked). If Mr. Bounds’ employment is terminated by us without Cause, by Mr. Bounds for Good Reason, or due to Mr. Bounds’ death or disability, in each case within one year following a Change in Control, then we will provide Mr. Bounds (or his beneficiaries) with a cash severance payment at least equal to 150% of his annual base salary then in effect plus 150% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).

The Company would also be required to pay for continuing health insurance premiums for Mr. Bounds and his eligible spouse and dependents for a period of one year following the termination and accrued and unpaid base salary, unused vacation days, and reimbursement for previously incurred business expenses.

We entered into an Amended Employment Agreement with Mr. Patman on April 17, 2017 in connection with his appointment as our new Chief Financial Officer. The agreement terminated on March 31, 2019 in connection with his resignation from the Company.  In connection with his departure, Mr. Patman received severance payments and benefits as provided under and subject to the conditions set forth in the Employment Agreement with the Company for a “Regular Severance Payment Event.”

Change In Control Agreements. In May 2019, our Board adopted a form of change in control agreement for certain of our executive officers and other associates of the Company. The form was adopted to provide a uniform framework of severance benefits to our key employees and leadership team following a change in control.

Under the change in control agreement, upon the termination of a participant’s employment by the Company without cause or a resignation by the participant for good reason three months prior to a change in control or six months following a change in control, the participant will be entitled to receive:

•	a cash amount equal to one-hundred percent of the participant’s base salary;

•	seventy-five percent of the participant’s target bonus (other than Mr. Doornik, as described below); and

•	continued participation in the Company’s group health plans for the participant and his or her eligible spouse and other dependents for six months.

Any payments under the change in control agreement are subject to the participant’s execution and non-revocation of a general waiver and release of claims against the Company.

All of our named executive officers, other than Mr. Bounds and Mr. Patman, are party to a change in control agreement. The terms of our change in control agreements are identical for all of our named executive officers, except that Mr. Doornik’s change in control agreement does not provide that he will receive seventy-five percent of his target bonus upon the circumstances described above.

VAALCO ENERGY, INC. 2020 Proxy Statement |    56

Potential Payments upon Termination of Change in Control Table. The following table sets forth the incremental compensation that would be payable by us to our current named executive officers in the event of the named executive officer’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the named executive officer’s voluntary resignation, involuntary termination for “cause,” involuntary termination without “cause,” termination by the executive for “good reason,” termination in connection with a “change in control,” termination in the event of “disability,” termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

•	that the termination event in question occurred on December 31, 2019, the last business day of 2019; and
•	with respect to calculations based on our stock price, we used $2.22, which was the reported closing price of our common stock on December 31, 2019.

The analysis contained in this section does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our named executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time and the named executive officer’s age and service.

Our Chief Executive Officer and our former Chief Financial Officer were our only named executive officers that were named executive officers during 2019 with an employment agreement with us. Our other named executive officers are party to the change in control agreements described above. In addition, all of our named executive officers are party to equity award agreements relating to options, restricted stock and SARs granted under our incentive plans. These award agreements provide that a named executive officer is entitled to acceleration of outstanding grants in the event of a termination in connection with a change in control.

VAALCO ENERGY, INC. 2020 Proxy Statement |    57

The table below indicates the estimated gross taxable compensation payable by us to our named executive officers including: cash severance, and accelerated stock option and restricted stock award vesting, upon different termination events. The information assumes, in each case, that the named executive officer’s termination was effective as of December 31, 2019.

Name of Executive Officer and Type of Compensation	Voluntary Resignation ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or for Good Reason ($)	Termination in Connection with Change in Control ($)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)	Termination in the Event of Retirement ($)
Cary M. Bounds
Cash Severance	—	—	420,000	1,260,000	420,000	420,000	—
Health Care Premiums	—	—	35,932	35,932	35,932	35,932	—
Accelerated Restricted Stock Vesting	—	—	—	417,722	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	5,793,407	—	—	—
Total	—	—	455,932	7,507,061	455,932	455,932	—
Elizabeth D. Prochnow
Cash Severance	—	—	—	344,500	—	—	—
Health Care Premiums	—	—	—	6,206	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	23,821	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	839,398	—	—	—
Total	—	—	—	1,213,924	—	—	—
Philip F. Patman, Jr. (1)
Cash Severance	—	—	—	192,542	—	—	—
Health Care Premiums	—	—	—	34,602	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	—	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	—	—	—	—
Total	—	—	—	227,144	—	—	—
David A. DesAutels
Cash Severance	—	—	—	426,400	—	—	—
Health Care Premiums	—	—	—	11,953	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	131,235	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	699,746	—	—	—
Total	—	—	—	1,269,335	—	—	—
Michael G. Silver
Cash Severance	—	—	—	385,000	—	—	—
Health Care Premiums	—	—	—	12,004	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	50,896	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	98,042	—	—	—
Total	—	—	—	545,942	—	—	—
Jason J. Doornik
Cash Severance	—	—	—	197,000	—	—	—
Health Care Premiums	—	—	—	17,966	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	—	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	—	—	—	—
Total	—	—	—	214,966	—	—	—

(1)

Mr. Patman separated from the Company effective March 31, 2019. Amounts reported in the table above represent the actual amount of severance paid to Mr. Patman in connection with his separation, which represents payments of $162,500 (50% of his base salary), $30,042 (50% of his prorated bonus for 2018) and one year of Cobra coverage equal to approximately $34,602.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and of our Chief Executive Officer. The pay ratio included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K. To better understand this disclosure, it is important to emphasize that our compensation programs are designed to reflect local market practices across our operations. We strive to create a competitive compensation program in terms of both the position and the geographic location in which our employees are located. As a result, the Company’s compensation programs vary among local markets to provide for a competitive compensation package and we have used reasonable estimates to calculate our median employee compensation in light of these varying market practices.  In determining the median employee compensation, we excluded certain allowances, such as a cost of living allowance, provided only to our employees in Gabon in order to better reflect our median employee compensation across all our markets. As of December 31, 2019, approximately 81 of the Company’s employees were employed in Gabon and 35 were based out of Houston, Texas.

In 2019, the annual total compensation of Mr. Bounds, our Chief Executive Officer, was $1,543,103, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that

VAALCO ENERGY, INC. 2020 Proxy Statement |    58

the median employee in terms of total 2019 compensation of all Company employees (other than Mr. Bounds) received an estimated $93,906 in annual total compensation for 2019 (using the methodology for determining the compensation of our named executive officers as reported in the Summary Compensation Table). Therefore, the estimated ratio of 2019 total compensation of Mr. Bounds to the median employee was approximately 16.4 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

For the Company’s employees in Gabon, amounts were converted from Central African CFA franc to U.S. dollars using an exchange rate of 585.9 Central African CFA francs to 1.00 U.S. dollar, which was the average exchange rate in 2019.

To determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 31, 2019, which consisted of approximately 116 full-time and part-time employees.
•

With respect to employees other than Mr. Bounds, we used SEC rules to determine total compensation for 2019 for each employee, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, bonuses, allowances, the Company’s matching contributions to the employee’s 401(k) account and the fair value of stock-based awards on the date of grant. As described above, we excluded certain allowances in determining the median employee compensation, such as a cost of living allowance provided only to our employees in Gabon, in order to better reflect our median employee compensation across all our markets.  We then identified the median employee based on total compensation.

•

Once we identified our median employee, we than calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our named executive officers.

VAALCO ENERGY, INC. 2020 Proxy Statement |    59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership interest in Company stock as of April 27, 2020, the record date for the 2020 Annual Meeting, for (i) all those known to us to be holders of more than five percent of our outstanding stock; (ii) each director, director nominee and each of our named executive officers and (iii) all current directors, director nominees and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 9800 Richmond Avenue, Suite 700, Houston Texas 77042.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding (1)
Directors, Director Nominees & Named Executive Officers
Cary M. Bounds	1,183,517 (2)	2.0%
Andrew L. Fawthrop	197,577 (3)	*
A. John Knapp, Jr.	456,418 (4)	*
Steven J. Pully	200,805 (5)	*
George Maxwell	— (6)	*
Cathy Stubbs	— (7)	*
Elizabeth D. Prochnow	221,922 (8)	*
Philip Patman, Jr.	18,388 (9)	*
David A. DesAutels	144,360 (10)	*
Michael G. Silver	37,647 (11)	*
Jason J. Doornik	— (12)	*
Common Stock owned by all current Directors and Executive Officers as a group (10 persons)	2,442,246 (13)	4.2%
5% Stockholders:
Bradley L. Radoff	4,494,905 (14)	7.7%
Renaissance Technologies LLC	3,747,190 (15)	6.4%
Tieton Capital Management, LLC	4,088,137 (16)	7.0%

* Less than 1%

(1)As of April 27, 2020, there were 57,456,138 shares of common stock issued and outstanding.

(2)Includes 1,183,517 shares directly held by Mr. Bounds and no shares that may be acquired subject to options exercisable within 60 days.

(3)Includes 197,577 shares directly held by Mr. Fawthrop and no shares that may be acquired subject to options exercisable within 60 days.

(4)Includes 436,418 shares directly held by Mr. Knapp, 20,000 shares owned by Andover Real Estate Services, Inc., an entity that Mr. Knapp controls and no shares that may be acquired subject to options exercisable within 60 days.

(5)Includes 200,805 shares directly held by Mr. Pully and no shares that may be acquired subject to options exercisable within 60 days.

(6)Includes no shares directly held by Mr. Maxwell and no shares that may be acquired subject to options exercisable within 60 days.

(7)Includes no shares directly held by Ms.  Stubbs and no shares that may be acquired subject to options exercisable within 60 days.

(8)Includes 198,946 shares directly held by Ms. Prochnow and 22,976 shares that may be acquired subject to options exercisable within 60 days.

(9)Effective March 31, 2019, Philip Patman, Jr. resigned from the Company. As of his last filed Form 4, Mr. Patman directly owns 18,269 shares.

(10)Includes 144,360 shares directly held by Mr. DesAutels and no shares that may be acquired subject to options exercisable within 60 days.

(11)Includes 37,647 shares directly held by Mr. Silver and no shares that may be acquired subject to options exercisable within 60 days.

(12)Includes no shares directly held by Mr. Doornik and no shares that may be acquired subject to options exercisable within 60 days.

(13)Includes an aggregate of 2,548,606 shares that may be acquired subject to options exercisable within 60 days. Mr. Patman is included in the table above because he was a named executive officer for 2019, but is not included for purposes of this line item because he no longer served as an executive officer as of the date hereof.

(14)Based on a Schedule 13D/A filed with the SEC on March 5, 2019 by BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren    Management, LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff, Mr. Radoff has sole voting power and sole dispositive power over all of the shares shown in the table.  Mr. Radoff directly owns 1,938,905 of the shares shown.  As the sole stockholder and sole director of each of BLRGP Inc. and Fondren Management, LP and as director of The Radoff Family Foundation, Mr. Radoff may be deemed the beneficial owner of (i) 2,471,000 shares owned by BLR Partners LP and (ii) 85,000 shares owned by The Radoff Family Foundation. The address of Mr. Radoff is 1177 West Loop South, Suite 1625 Houston, Texas 77027.

(15)Based on a Schedule 13G/A filed with the SEC on February 13, 2020 by Renaissance Technologies LLC and its majority owner Renaissance Technologies Holdings Corporation. The address of the reporting person is 800 Third Avenue, New York, New York 10022.

(16)Based on a Schedule 13G/A filed with the SEC on January 27, 2020 by Tieton Capital Management, LLC, 4700 Tieton Drive, Suite C, Yakima, WA 98908.

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Proposal No. 4—Approval of the VAALCO Energy, Inc.

2020 Long Term Incentive Plan

 Overview

Our Board of Directors is seeking stockholder approval of the VAALCO Energy 2020 Long Term Incentive Plan (the “2020 LTIP”).  Our Board of Directors adopted the 2020 LTIP on April 27, 2020 (the “Effective Date”) upon the recommendation of the Compensation Committee, subject to stockholder approval.

Our Board of Directors and our Compensation Committee approved the 2020 LTIP because they believe that the number of shares of common stock currently available under the VAALCO Energy, Inc. 2014 Long Term Incentive Plan (the “2014 LTIP”) is insufficient to meet our current and future equity compensation needs.  The 2020 LTIP is intended to ensure that the Company has sufficient shares available to attract and retain key employees, key contractors and outside directors, and to further the Company’s growth and development.  We believe that the 2020 LTIP is important in attracting and retaining the services of key employees, key contractors, and outside directors of the Company and its subsidiaries in a competitive labor market, which is essential to our long-term growth and success.  If so approved, the 2020 LTIP will supersede the 2014 LTIP and will provide for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock.

It is the judgment of our Board of Directors that the 2020 LTIP is in the best interests of the Company and its stockholders.  The Board of Directors recommends that the stockholders vote “FOR” the approval of the 2020 LTIP.

A copy of the 2020 LTIP is included as Appendix B to this proxy statement.  Described below is a summary of certain key provisions of the 2020 LTIP, which are qualified in their entirety by reference to the full text of the 2020 LTIP.

Description of the Plan

Purpose. The purpose of the 2020 LTIP is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors of the Company and its subsidiaries. The 2020 LTIP provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock. The 2020 LTIP is expected to provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration.  The 2020 LTIP was approved by our Board of Directors on the Effective Date, subject to the 2020 LTIP’s approval by our stockholders.  The 2020 LTIP will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by our Board of Directors. No award may be granted under the 2020 LTIP after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.

 Share Authorization; Individual Limits; Director Award Limits.  Subject to certain adjustments and to increase by any shares subject to Prior Plan Awards (defined below) that are eligible for reuse, the number of shares of our common stock that are reserved for issuance pursuant to awards under the 2020 LTIP is five million five hundred thousand (5,500,000) shares, of which up to one million (1,000,000) shares may be delivered pursuant to incentive stock options.  The 2020 LTIP also provides that no more than five percent (5%) of the common stock that may be issued pursuant to an award under the 2020 LTIP may be designated as Exempt Shares.  “Exempt Shares” are shares subject to awards that are granted with more favorable vesting provisions than the vesting provisions otherwise required by the 2020 LTIP.

The maximum number of shares of our common stock that may be granted (in the case of stock options or stock appreciation rights) or that may vest (in the case of Full Value Awards (defined below)) with respect to a

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participant during any calendar year is two million (2,000,000) shares, and the maximum aggregate cash payout (with respect to any award that is settled in cash) which may be paid to a participant during any calendar year is ten million dollars ($10,000,000).

Outside directors may not be granted awards under the 2020 LTIP in any calendar year that exceed five hundred thousand dollars ($500,000) in the aggregate (with the fair market value of any equity awards determined as of the date of grant), other than a one-time award granted to a newly appointed or elected outside director; provided, however, that these limits shall not apply to any awards made pursuant to a deferred compensation arrangement in lieu of all or a portion of cash retainers otherwise payable to an outside director.

“Prior Plan Awards” means (i) any awards under the Prior Plans (defined below) that are outstanding on the Effective Date and, that on or after the Effective Date, are forfeited, expire, or are canceled; and (ii) any shares subject to awards relating to common stock under the Prior Plans that, on or after the Effective Date, are settled in cash.  “Prior Plans” means the 2014 LTIP.  Any awards outstanding under the Prior Plans as of the Effective Date will continue to be governed by the terms and conditions of the Prior Plans and the applicable award agreement.  A “Full Value Award” is an award with a net benefit to the participant, without regard to certain restrictions that would otherwise apply to the award, equal to the aggregate fair market value of the total shares of common stock subject to the award and may include awards of restricted stock and restricted stock units, but not stock options or stock appreciation rights.

Share Counting and Fungible Pool.  Shares to be issued may be made available from authorized but unissued shares of our common stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the 2020 LTIP, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2020 LTIP. If an award under the 2020 LTIP or a Prior Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award shall again be available for awards under the 2020 LTIP. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2020 LTIP only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. Shares of our common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of shares of our common stock that may be issued under the 2020 LTIP. An award will not reduce the number of shares that may be issued pursuant to the 2020 LTIP if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to us or shares cancelled on account of termination, expiration, or lapse of an award shall again be available for grant as incentive stock options under the 2020 LTIP, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

The aggregate number of shares of our common stock available for issuance as awards under the 2020 LTIP (i) will be reduced by two shares for each share delivered in settlement of awards that are Full Value Awards and by one share for each share delivered in settlement of awards that are not Full Value Awards; and (ii) will similarly be increased by two shares for each share subject to awards that are Full Value Awards and by one share for each share subject to awards that are not Full Value Awards.

Administration. The 2020 LTIP shall be administered by our Board of Directors or such committee of the board as is designated by it to administer the 2020 LTIP (the “Committee”). At any time there is no Committee to administer the 2020 LTIP, any reference to the Committee is a reference to the Board of Directors. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2020 LTIP; establish and revise rules and regulations relating to the 2020 LTIP and any sub-plans (including sub-plans for awards made to participants who do not reside in the United States); establish performance goals for awards and certify the extent of their achievement; and make any other determinations that it believes are necessary for the administration of the 2020 LTIP.  The Committee may delegate certain of its duties to one or more of our officers as provided in the 2020 LTIP; provided that the Committee’s delegation of duties must comply in all material respects with the requirements of all applicable laws, including, without limitation, Section 152 of the Delaware General Corporation Law or any successor provision.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company or any of its subsidiaries, whose judgment, initiative, and efforts contributed to

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or may be expected to contribute to our successful performance, are eligible to participate in the 2020 LTIP. As of the record date, we had 18 employees, 0 contractors, and 3 outside directors who would be eligible for awards under the 2020 LTIP.

Financial Effect of Awards. The Company will receive no monetary consideration for the granting of awards under the 2020 LTIP, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an exercise price that is less than 100% of the fair market value of a share of our common stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), the exercise price shall be at least 110% of the fair market value of a share of our common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding ten years or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), a term exceeding five years.  No dividends or dividend equivalent rights may be paid or granted with respect to any stock options granted under the 2020 LTIP.

Recipients of stock options may pay the exercise price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (included restricted stock) already owned by the participant having a fair market value equal to the aggregate exercise price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form, together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; (iv) by requesting us to withhold the number of shares otherwise deliverable upon exercise of the stock option by the number of shares having an aggregate fair market value equal to the aggregate exercise price at the time of exercise (i.e., a cashless net exercise); and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award (or freestanding SARs) or in conjunction with options granted under the 2020 LTIP (or tandem SARs). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value of a share of our common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following a termination of employment or service generally are fixed by the Committee, except that no freestanding SARs may have a term exceeding ten years, and no tandem SARs may have a term exceeding the term of the option granted in conjunction with the tandem SARs.  Distributions to the recipient may be made in common stock, cash, or a combination of both as determined by the Committee.  No dividends or dividend equivalent rights may be paid or granted with respect to any SARs granted under the 2020 LTIP.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of our common stock that may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event

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of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock (or the equivalent value in cash) at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include a substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made; the number of shares or units to be granted; the price to be paid, if any; the time or times within which the shares covered by such grants will be subject to forfeiture; the time or times at which the restrictions will terminate; and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of Performance Criteria (defined below), continuous service with us, the passage of time, or other restrictions or conditions.  Except as otherwise provided in the 2020 LTIP or the applicable award agreement, a participant shall have, with respect to shares of restricted stock, all of the rights of a stockholder of the Company holding the class of common stock that is the subject of the restricted stock award, including, if applicable, the right to vote the common stock and the right to receive any dividends thereon. Notwithstanding the foregoing, if a restricted stock award includes the right for the participant to receive dividends, (i) any cash or stock dividends with respect to such award shall be withheld by us for the participant’s account, with interest (if applicable) being credited on the amount of any such cash dividends withheld, at a rate and subject to such terms and conditions as determined by the Committee; and (ii) upon the lapse of restrictions on the restricted stock award, any cash or stock dividends so withheld by us (and earnings thereon, if applicable) shall be distributed to the participant in cash or, at the discretion of the Committee, in shares of our common stock having a fair market value equal to the amount of withheld dividends and, if an award is forfeited, the participant’s rights to the withheld dividends corresponding with the forfeited award shall also be forfeited by the participant.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant, either as a component of another award or as a separate award, conferring on the participant the right to receive credits based on the cash dividends that would have been paid on the shares of common stock specified in the award as if such shares were held by the participant.  The terms and conditions of the dividend equivalent right shall be specified in the grant.  When granted as a component of another award, the dividend equivalent right may contain terms and conditions different from the terms and conditions that apply to the other award; provided, however, that any such dividend equivalent rights shall be withheld by us for the participant’s account until such other award is vested and shall thereafter be distributed to such participant in cash or, at the discretion of the Committee, in shares of our common stock having a fair market value equal to the amount of such dividend equivalent rights upon vesting of the other award, and, if such other award is forfeited, the participant will have no right to the corresponding dividend equivalent rights. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof, but no dividend equivalent rights may be paid or granted with respect to any stock option or SAR.

Performance Awards. The Committee may grant performance awards payable at the end of a specified performance period in cash, shares of common stock, units, or other rights based upon, payable in, or otherwise related to our common stock. Payment will be contingent upon achieving pre-established performance goals by the end of the applicable performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2020 LTIP, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or authoritative guidance issued thereunder. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the maximum amount of any potential awards.  If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Performance Goals. Awards of restricted stock, restricted stock units, performance awards, and other awards under the 2020 LTIP may be made subject to the attainment of performance goals established by the Committee, which may include, but are not limited to, one or more or any combination of the following business criteria (“Performance Criteria”): cash flow (including, but not limited to, operating cash flow; free cash flow or cash flow return on capital or investments); cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit (including, but not limited to, gross profit; profit growth; net operating profit;

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profit before tax; economic profit; net profit or profit margins); profit-related return ratios; earnings or income (including, but not limited to, earnings or income before or after taxes; earnings or income before interest and taxes; earnings or income before interest, taxes, depreciation and amortization, earnings or income per share (whether on a pre-tax, after-tax, operational, or other basis); or operating earnings or income); gross margin; capital expenditures; expenses or expense levels; expense targets (including, without limitation, reserve replacement costs and finding and development costs); economic value added; ratio of operating earnings to capital spending or any other operating ratios; sales (including, but not limited to, net sales; sales growth; or net sales growth (measured either in dollars, volumes of hydrocarbon production, or other objective and specific criteria as designated by the Committee); productivity ratios; growth measures; turnover of assets, capital, or inventory (including, without limitation, reserve additions or revisions, and economic value added from reserves); margins; measures of health, safety, or environment; operating efficiency (including, without limitation, project completion time, budget goals, operational downtime, rig utilization, and similar matters); customer service or satisfaction; debt ratios (e.g., debt to equity and debt to total capital); working capital targets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; price of our common stock; return measures (including, but not limited to, return on assets, capital, equity, investment, or sales); equity or stockholders’ equity; market share; inventory levels, inventory turn, or shrinkage; or total return to stockholders. Any Performance Criteria may be used to measure our performance as a whole or of any of our business units and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award, which is consistently applied and identified in the Company’s audited financial statements, including in footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2020 LTIP. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.

Vesting, Forfeiture and Recoupment, Assignment. The Committee, in its sole discretion, may establish the vesting terms applicable to an award, subject in any case to the terms of the 2020 LTIP.  Except to the extent an award is for Exempt Shares, the Committee must grant all awards in accordance with the following provisions: (i) all awards (and any portion thereof, even on a pro rata basis) granted by the Committee must vest no earlier than one year after the date of grant; (ii) the one-year vesting period applied to awards granted to outside directors will be deemed satisfied if such awards vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholders meeting (provided that it is not less than 50 weeks following the date of grant); and (iii) the Committee may not accelerate the date on which all or any portion of an award may vest or waive the restricted period applicable to a Full Value Award except upon a participant’s death, “total and permanent disability”, “retirement”, or “change in control” (as such terms are defined in the 2020 LTIP).  Notwithstanding the foregoing, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions, provided that the shares of common stock subject to such awards must be Exempt Shares.

The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service (to the extent provided in the award agreement). The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of employment or service by a participant prior to the end of a performance period or settlement of such awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of employment or service during the applicable restricted period.  In addition, we may recoup all or any portion of any shares or cash paid to a participant in connection with any award in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, as such policy may be approved or modified by our Board of Directors from time to time.

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Awards granted under the 2020 LTIP generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (a) such Immediate Family Members and/or (b) entities which are controlled by the participant and/or his or her Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock options or SARs are granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair market value of an award, then the Committee shall adjust any or all of the following so that the fair market value of the award immediately after the transaction or event is equal to the fair market value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or other securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2020 LTIP; (iv) the exercise price of each outstanding stock option; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2020 LTIP; and (vi) the number or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2020 LTIP, to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2020 LTIP or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Amendment or Discontinuance of the 2020 LTIP. Our Board of Directors may, at any time and from time to time, without the consent of participants, alter, amend, revise, suspend, or discontinue the 2020 LTIP in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2020 LTIP and any awards under the 2020 LTIP to continue to comply with Sections 421 and 422 of the Code (including any successors to such sections or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which our stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by our Board of Directors regarding the amendment or discontinuance of the 2020 LTIP may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding awards granted under the 2020 LTIP without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not, without the approval of the Company’s stockholders, “reprice” any stock option or SAR.  For purposes of the 2020 LTIP, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or grant price; (ii) canceling a stock option or SAR at a time when its exercise price or grant price exceeds the fair market value of a share of our common stock in exchange for cash or new stock options, SARs, restricted stock, or other equity awards with an exercise price or grant price that is less than the exercise price or grant price of the original stock option or SAR; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization; or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2020 LTIP.

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Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2020 LTIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.  This summary is general in nature and does not purport to be legal or tax advice.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus (i) an interest charge at the then current underpayment rate plus 1% and (ii) a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.  The Company intends that awards granted under the 2020 LTIP comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the incentive stock option was granted and (ii) one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.  If the participant disposes of shares acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an incentive stock option is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis in the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the exercise price paid for such shares, plus any amounts included in the participant’s taxable income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such

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shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Exercise Price is Paid for in Shares. If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives unvested restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an individual receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the participant at the time it is received.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the 2020 LTIP, as applicable, is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy

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the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees no later than January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Us. To the extent a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017.  This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.  If an individual’s rights under the 2020 LTIP are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

Interest of Directors and Executive Officers

All members of our Board of Directors and all of our executive officers are eligible for awards under the 2020 LTIP and, thus, have a personal interest in the approval of the 2020 LTIP.

New Plan Benefits

All awards to employees, officers, contractors and outside directors under the 2020 LTIP are made at the discretion of the Committee.  We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2020 LTIP because the grant of awards and the terms of such awards are to be determined in the sole discretion of the Committee at the time of grant.

The closing price of a share of our common stock on the NYSE on the record date was $0.86 per share.

Vote Required

Pursuant to NYSE listing rules, the approval of the 2020 LTIP requires the affirmative vote of the majority of votes cast in person or by proxy at the Annual Meeting.  For this proposal, abstentions are considered votes “cast” under NYSE rules and will have the same effect as votes cast “against” the proposal. Broker non-votes are not considered votes “cast” and will not be taken into account for purposes of determining the approval of the 2020 LTIP.  If you own your shares through a broker, you must give the broker instructions to vote your shares on the proposal to approve the 2020 LTIP. Otherwise, your shares will not be voted.

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Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the 2020 LTIP.

The proxy holders will vote all duly submitted proxies “FOR” the approval of the 2020 LTIP, unless duly instructed otherwise.

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ADDITIONAL INFORMATION

Stockholder Proposals for 2021 Annual Meeting

Stockholders who desire to present proposals at the 2021 Annual Meeting of Stockholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit their proposals to us at our principal executive offices not later than the close of business on December 30, 2020. If the date of the 2021 Annual Meeting is changed by more than 30 days from the date of the 2020 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2021 Annual Meeting.

Our bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders (other than matters properly brought under Rule 14a-8) at the 2021 Annual Meeting of Stockholders only by sending to VAALCO’s Corporate Secretary a notice containing the information required by our bylaws no earlier than the close of business on February 25, 2021 and no later than the close of business on March 27, 2021. If we schedule our 2021 Annual Meeting to a date that is more than 30 days before or 60 days after June 25, 2021, then such notice must be given no earlier than the close of business 120 days, and no later than the close of business 90 days, before the rescheduled meeting, unless VAALCO gives notice of the rescheduled Annual Meeting less than 100 days before the rescheduled meeting, in which case the notice must be given within 10 days following the date public notice of the rescheduled meeting is given by VAALCO. The stockholder’s written notice must include information about the proposed nominee, including name, age, business address, number of shares of our common stock beneficially owned, and any other information required in proxy solicitations for the contested election of directors, including employment history, participation as a director of other public or private corporations, and information about any relationship or understanding between the proposing stockholder and the candidate or any other person (naming that person) pursuant to which the nomination is to be made. In addition, the stockholder giving the notice must include the following information: such stockholder’s name, record address, number of shares of our common stock beneficially owned, any short positions held in our securities, other information about his or her ownership of our securities, and a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such person) pursuant to which each nomination is to be made by the stockholder.

Contact Information

Stockholder proposals or nominations and other requests for information should be sent to:

VAALCO Energy, Inc.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

Attention: Corporate Secretary

Other Matters

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By Order of the Board of Directors,

Andrew L. Fawthrop
Chairman of the Board
Houston, Texas
April 29, 2020

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APPENDIX A—NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAX is a supplemental non-GAAP financial measure used by VAALCO’s management and by external users of the Company’s financial statements, such as industry analysts, lenders, rating agencies, investors and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt.  Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income before discontinued operations, interest income (expense) net, income tax expense, depletion, depreciation and amortization, impairment of proved properties, exploration expense, non-cash and other items including stock compensation expense and commodity derivative loss.

Management uses Adjusted Net Income (Loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period.  Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.  Adjusted Net Income (Loss) represents net income before discontinued operations, net of tax, Unrealized derivative instruments (gain) loss, other operating income, net, deferred income tax expense (benefit), and gain on revision of asset retirement obligations.

The non-GAAP measure utilized herein have significant limitations, including that they may not reflect the Company’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. Non-GAAP financial measures should not be considered as a substitute for their corresponding nearest applicable GAAP measure or for net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Non-GAAP measures may exclude some, but not all, items that affect net income (loss) and operating income (loss) and these measures may vary among other companies. Therefore, the Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

The tables below reconcile the most directly comparable GAAP financial measures to Adjusted Net Income (Loss) and Adjusted EBITDAX:

Reconciliation of Net Income to Adjusted Net Income	Year Ended December 31, 2019
Net income	$2,563
Adjustment for discrete items:
Discontinued operations, net of tax	(5,411)
Unrealized derivative instruments (gain) loss	2,885
Deferred income tax expense (benefit)	14,480
Other operating income (expense), net	4,421
Gain on revision of asset retirement obligations	(379)
Adjusted Net Income (loss)	$18,559

Reconciliation of Net Income to Adjusted EBITDAX	Year Ended December 31, 2019
Net income	$2,563
Add back:
Impact of discontinued operations	(5,411)
Interest expense (income), net	(733)
Income tax expense (benefit)	23,890
Depreciation, depletion and amortization	7,083
Non-cash or unusual items:
Stock-based compensation	3,506
Unrealized derivative instruments (gain) loss	2,885
Other operating income (expense), net	4,421
Gain on revision of asset retirement obligations	(379)
Bad debt recovery and other	(341)
Adjusted EBITDAX	$37,484

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APPENDIX B—VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN

VAALCO Energy, Inc.
2020 LONG TERM INCENTIVE PLAN

The VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of VAALCO Energy, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders.

Article 1. PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:

(a) increase the interest of such persons in the Company’s welfare;
(b) furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c) provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

Article 2. DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.

2.2 “Authorized Officer” is defined in Section 3.2(b) hereof.

2.3 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.4 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.5 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.6 “Board” means the board of directors of the Company.

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2.7 “Change in Control” means the occurrence of any one or more of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 2.7(c) below are satisfied;

(b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) The consummation of a Merger involving the Company, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(d) The consummation of a sale, or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(e) The approval by the stockholders of the Company of a plan for the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2.7, to the extent that any payment (or acceleration of payment) hereunder is considered to be deferred compensation that is subject to, and not exempt under, Section 409A of the Code, then the term Change in Control hereunder shall be construed to have the meaning as set forth in Section 409A of the Code with respect to the payment (or acceleration of payment) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change in Control definition (above) as determined by the Incumbent Board.

2.8 “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
2.9 “Code” means the United States Internal Revenue Code of 1986, as amended.

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2.10 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.11 “Common Stock” means the common stock, par value $0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.12 “Company” means VAALCO Energy, Inc., a Delaware corporation, and any successor entity.

2.13 “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14 “Corporation” means any entity that (a) is defined as a corporation under Section 7701 of the Code and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.15 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.16 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.17 “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company; provided,  however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period.

2.18 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.19 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act.

2.20 “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 7.2.  No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”

2.21 “Exercise Date” is defined in Section 8.3(b) hereof.
2.22 “Exercise Notice” is defined in Section 8.3(b) hereof.

2.23 “Fair Market Value”  means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date (as determined by the Committee, in its discretion), or, if there shall have been no such sale so reported on that

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date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.  The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.24 “Full Value Awards” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award.  Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

2.25 “Immediate Family Members” is defined in Section 15.8 hereof.
2.26 “Incentive” is defined in Section 2.3 hereof.
2.27 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.28 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan.  The Committee may utilize one or more Independent Third Parties.

2.29 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.30 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.31 “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.32 “Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.33 “Participant” means an Employee, Contractor or an Outside Director to whom an Award is granted under this Plan.
2.34 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.35 “Performance Goal” means any of the Performance Criteria set forth in Section 6.10 hereof.
2.36 “Plan” means this VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended from time to time.

2.37 “Prior Plan Awards” means (a) any awards under the Prior Plans that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the Prior Plans that, on or after the Effective Date are settled in cash.

2.38 “Prior Plans” means the VAALCO Energy, Inc. 2014 Long Term Incentive Plan.

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2.39 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

2.40 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.41 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock and/or cash at such time as such units are no longer subject to restrictions as established by the Committee.

2.42 “Restriction Period” is defined in Section 6.4(b)(i) hereof.

2.43 “Retirement” shall have the meaning set forth in the Participant’s Award Agreement; provided that, if such Award Agreement does not define such term, Retirement shall mean the Participant’s voluntary Termination of Service for age on or after the date such Participant attains the normal retirement age of sixty-five (65) years.

2.44 “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.45 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.46 “Spread” is defined in Section 12.4(b) hereof.
2.47 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.48 “Subsidiary”  means (a) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (b) any limited partnership, if the Company or any corporation described in item (a) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (a) above or any limited partnership listed in item (b) above.  “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.49 “Tenure Award” means an Award that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries.

2.50 “Termination of Service” occurs when a Participant who is (a) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (b) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (c) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason.  Except as may be necessary or desirable to comply with applicable federal or state law or to the extent otherwise provided in a Participant’s Award Agreement, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa.  If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.  Notwithstanding the foregoing provisions of this Section 2.50, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

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2.51 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.  Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

Article 3. ADMINISTRATION

3.1 General Administration; Establishment of Committee.  Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”).  The Committee shall consist of not fewer than two persons.  Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.  At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.  The Committee shall select one of its members to act as its Chairman.  A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2 Designation of Participants and Awards.

(a) The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan.  The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).  Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b) Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan, and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided,  however, that the resolution of the Board granting such authority (x) shall specify the total number of shares of Common Stock that may be made subject to such Awards, and set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards (if applicable), (y) shall not authorize an officer to designate himself as a recipient of any Award, and (z) must comply in all material respects with the requirements of Applicable Law, including, Section 152 of Delaware General Corporation Law or any successor thereto.

3.3 Authority of the Committee.  The Committee, in its discretion, shall (a) interpret the Plan and Award Agreements, (b) prescribe, amend, and rescind any rules and regulations and sub-plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the

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administration of the Plan, (c) establish performance goals for an Award and certify the extent of their achievement, and (d) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.  The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

Except as set forth in Section 3.2(b) above, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan.  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b‑3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

Article 4. ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options.  The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director.  Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.  Except as required by this Plan, Awards need not contain similar provisions.  The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5. SHARES SUBJECT TO PLAN

5.1 Number Available for Awards.  Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is five million five hundred thousand (5,500,000) shares plus any Prior Plan Awards, of which up to one million (1,000,000) shares may be delivered pursuant to Incentive Stock Options.  Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise.  During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2 Share Limits.  Subject to adjustment pursuant to Articles 11 and 12, (a) the maximum number of shares of Common Stock that may be granted (in the case of Stock Options and SARs) or that may vest (in the case of Full Value Awards) with respect to a Participant during any calendar year is two million (2,000,000) shares of Common Stock, and (b) the maximum aggregate cash payout (with respect to any Incentive paid out in cash) which may be paid to a Participant during any calendar year is ten million dollars ($10,000,000).

5.3 Reuse of Shares.  To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled shall again be available for awards under Section 5.1 of this Plan.  Awards that

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may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock.  Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan.  Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash.  Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

5.4 Fungible Share Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 2.0 shares for each share delivered in settlement of Awards that are Full Value Awards and one share for each share delivered in settlement of Awards that are not Full Value Awards.  Any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 5.2 shall be added back to the Plan as 2.0 shares if such shares were subject to Awards that are Full Value Awards and one share if such shares were subject to Awards that are not Full Value Awards.

5.5 Limitation on Outside Director Awards.  No Outside Director may be granted any Award or Awards denominated in shares that exceed in the aggregate $500,000 in Fair Market Value (such Fair Market Value computed as of the Date of Grant) in any calendar year period, plus an additional $500,000 in Fair Market Value (determined as of the Date of Grant) for one-time awards to a newly appointed or elected Outside Director. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

Article 6. GRANT OF AWARDS
6.1 In General.

(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award.  Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval.  Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval.  The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

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6.2 Option Price.  The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant.  The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than  ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.  No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.

6.3 Maximum ISO Grants.  The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000.  To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option.  In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4 Restricted Stock.  If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (a) the number of shares of Common Stock awarded, (b) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (c) the time or times within which such Award may be subject to forfeiture, (d) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (e) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Legend on Shares.  The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan.  No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates.  The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (a) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any

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dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.  Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired.  Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant.  Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant.  In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (1) the Company shall be obligated to, or (2) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SARs.  The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option.  SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.  In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock.  The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant.  The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.  No dividends or Dividend Equivalent Rights may be paid or granted with respect to any SAR granted hereunder.

6.6 Restricted Stock Units.  Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and

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conditions are (a) not inconsistent with the Plan, and (b) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7 Performance Awards.

(a) The Committee may grant Performance Awards to one or more Participants.  The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided,  however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met.  The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock.  Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time.  Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof.  If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award.  Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8 Dividend Equivalent Rights.  The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents).  Any such reinvestment shall be at the Fair Market Value at the time thereof.  Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (a) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s

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account until such Award is vested, subject to such terms as determined by the Committee; and (b) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights.  No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.

6.9 Other Awards.  The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan.  The terms and conditions of such other form of Award shall be specified by the grant.  Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

6.10 Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals established by the Committee, which may include, but are not limited to, one or more or any combination of the following business criteria:  cash flow (including, but not limited to, operating cash flow; free cash flow or cash flow return on capital or investments); cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit (including, but not limited to, gross profit; profit growth; net operating profit; profit before tax; economic profit; net profit or profit margins); profit-related return ratios; earnings or income (including, but not limited to, earnings or income before or after taxes; earnings or income before interest and taxes; earnings or income before interest, taxes, depreciation and amortization, earnings or income per share (whether on a pre-tax, after-tax, operational or other basis); or operating earnings or income); gross margin; capital expenditures; expenses or expense levels; expense targets (including, without limitation, reserve replacement costs and finding and development costs); economic value added; ratio of operating earnings to capital spending or any other operating ratios; sales (including, but not limited to, net sales; sales growth; or net sales growth (measured either in dollars, volumes of hydrocarbon production, or other objective and specific criteria as designated by the Committee); productivity ratios; growth measures; turnover of assets, capital, or inventory (including, without limitation, reserve additions or revisions, and economic value added from reserves); margins; measures of health, safety or environment; operating efficiency (including, without limitation, project completion time, budget goals, operational downtime, rig utilization, and similar matters); customer service or satisfaction; debt ratios (e.g., debt to equity and debt to total capital); working capital targets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; price of the Company’s Common Stock; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude (a) events that are of an unusual nature or indicate infrequency of occurrence, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, (d) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (e) other similar occurrences.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

6.11 Tandem Awards.  The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised.  For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

6.12 No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR.  For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect:  (a) amending a Stock Option or SAR to reduce its exercise price or base price, (b) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock

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in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.

6.13 Recoupment for Restatements.  Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.

Article 7. AWARD PERIOD; VESTING

7.1 Award Period.  Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement.  Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term.  The Award Period for an Incentive shall be reduced or terminated upon Termination of Service, except as otherwise may be provided in the Award Agreement.  No Incentive granted under the Plan may be exercised at any time after the end of its Award Period.  No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant.  However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting.  The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2.  Except as otherwise provided herein, no Incentive (nor any portion of an Incentive, even on a pro rata basis) may vest earlier than one (1) year after the Date of Grant; provided, however, with respect to grants of Awards made on the date of an Annual Stockholders Meeting to Outside Directors, such one (1) year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant (but not less than fifty (50) weeks following the Date of Grant).  Except as otherwise provided herein, the Committee may not accelerate the date on which all or any portion of an Award may be vested or waive the Restriction Period on a Full Value Award except upon (a) the Participant’s death or Total and Permanent Disability; (b) Retirement; or (c) upon a Change in Control.  Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 7.2, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

Article 8. EXERCISE OR CONVERSION OF INCENTIVE
8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2 Securities Law and Exchange Restrictions.  In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a) In General.  If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement.  If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the

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date on which all or any portion of the Stock Option may be exercised.  No Stock Option may be exercised for a fractional share of Common Stock.  The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment.  Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:  (i) cash or check, bank draft, or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (iii) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, (iv) by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise), and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.  In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.  If the Participant fails to deliver the consideration described in this Section 8.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.

(c) Issuance of Certificate.  Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee.  The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates.  Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code.  Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) Failure to Pay.  Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

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8.4 SARs.  Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.  Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(b) that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c) the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5 Disqualifying Disposition of Incentive Stock Option.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition.  A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

Article 9. AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.  Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement.  In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.  Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

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Article 10. TERM

The Plan shall be effective from the date that this Plan is adopted by the Board.  Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

Article 11. CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (a) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (b) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (c) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (d) the Option Price of each outstanding Award, (e) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (f) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

Article 12. RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 No Effect on Company’s Authority.  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Conversion of Incentives Where Company Survives.  Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

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12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive.  Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4 Cancellation of Incentives.  Notwithstanding the provisions of Sections 12.2 and 12.3  hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive.  In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder.  In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share.  In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

Article 13. LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (a) sell all or substantially all of its property, or (b) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.  If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the

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Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

Article 14. INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer.  The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.

Article 15. MISCELLANEOUS PROVISIONS

15.1 Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 No Right to Continued Employment.  Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3 Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law.  Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

15.4 Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5 Compliance with Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Plan, the grant and exercise of Incentives

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hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6 Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

15.7 Tax Requirements.  The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.  The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.8 Assignability.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide.  The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.  The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (a) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (d) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (e) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles

VAALCO ENERGY, INC. 2020 Proxy Statement |    91

8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee.  The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement.  The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR.  The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.

15.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.10 Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain VAALCO Energy, Inc. 2020 Long Term Incentive Plan, and THAT CERTAIN Award Agreement entered into by and between the Company and the Participant, copies of which are on file at the principal office of the Company in Houston, Texas No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan.  By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

15.11 Governing Law.  The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state).  A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against

VAALCO ENERGY, INC. 2020 Proxy Statement |    92

any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.  The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.

A copy of this Plan shall be kept on file in the principal office of the Company in Houston, Texas.

***************

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 27, 2020, by its Chief Executive Officer pursuant to prior action taken by the Board.

VAALCO Energy, Inc.

By:/s/ Cary Bounds

Name:Cary M. Bounds

Title:Chief Executive Officer

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Cary M. Bounds 02) Andrew L. Fawthrop 03) George Maxwell 04) Cathy Stubbs

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000467137_1 R1.0.1.18

VAALCO ENERGY, INC. 2020 Proxy Statement |    95

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

VAALCO ENERGY, INC.
Annual Meeting of Stockholders
June 25, 2020 9:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Cary M. Bounds and Elizabeth D. Prochnow, or either of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all shares of Common Stock of VAALCO ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 25, 2020 at the Houston Marriott Westchase, 2900 Briarpark Dr., Houston, TX 77042, and any adjournment or postponement thereof, and with discretionary authority to vote on all other matters that may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

0000467137_2 R1.0.1.18

Continued and to be signed on reverse side

VAALCO ENERGY, INC. 2020 Proxy Statement |    96